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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☐	Soliciting Material under §240.14a-12

SOUTH STATE CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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SOUTH STATE CORPORATION
520 Gervais Street
Columbia, South Carolina 29201

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be held April 28, 2015

TO THE SHAREHOLDERS:

        Notice is hereby given that the Annual Meeting of the Shareholders (the "Annual Meeting") of South State Corporation, a South Carolina corporation (the "Company"), will be held at the Company's headquarters in the Orangeburg Conference Room on the second floor, 520 Gervais Street, Columbia, South Carolina at 2:00 p.m., on April 28, 2015, for the following purposes:

  (1)
  To elect six directors of the Company to serve three-year terms (Board of Directors unanimously recommends that you vote "FOR" this proposal);

  (2)
  To ratify, as an advisory, non-binding vote, the appointment of Dixon Hughes Goodman LLP, Certified Public Accountants, as independent registered public accounting firm for the Company for the fiscal year ending December 31, 2015 (Board of Directors unanimously recommends that you vote "FOR" this proposal); and

  (3)
  To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

        Only record holders of Common Stock of the Company at the close of business on February 27, 2015, are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

        You are cordially invited and urged to attend the Annual Meeting in person. Whether or not you plan to attend the Annual Meeting in person, you are requested to promptly vote by telephone, internet, or by mail on the proposals presented, following the instructions on the Proxy Card for whichever voting method you prefer. If you vote by mail, please complete, date, sign, and promptly return the enclosed proxy in the enclosed self-addressed, postage-paid envelope. If you need assistance in completing your proxy, please call the Company at 800-277-2175. If you are a record shareholder, attend the meeting, and desire to revoke your proxy and vote in person, you may do so. In any event, a proxy may be revoked by a record shareholder at any time before it is exercised.

                      By Order of the Board of Directors

                      William C. Bochette, III
                      Secretary

Columbia, South Carolina
March 6, 2015

 SOUTH STATE CORPORATION
520 Gervais Street
Columbia, South Carolina 29201

PROXY STATEMENT
FOR THE ANNUAL MEETING OF SHAREHOLDERS
to be Held April 28, 2015

        This Proxy Statement is furnished to shareholders of South State Corporation, a South Carolina corporation (herein, unless the context otherwise requires, together with its subsidiaries, the "Company"), in connection with the solicitation of proxies by the Company's Board of Directors for use at the Annual Meeting of Shareholders to be held at the Company's headquarters in the Orangeburg Conference Room on the second floor, 520 Gervais Street, Columbia, South Carolina at 2:00 p.m., on April 28, 2015 or any adjournment thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. Directions to the Company's headquarters may be obtained by contacting Cathy Turner at 803-231-5037.

        Solicitation of proxies may be made in person or by mail, telephone or other means by directors, officers and regular employees of the Company. The Company may also request banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the common stock, par value $2.50 per share (the "Common Stock"), of the Company held of record by such persons, and the Company will reimburse the reasonable forwarding expenses. The cost of solicitation of proxies will be paid by the Company. This Proxy Statement was first mailed to shareholders on or about March 13, 2015.

        The Company has its principal executive offices at 520 Gervais Street, Columbia, South Carolina 29201. The Company's mailing address is P.O. Box 1030, Columbia, South Carolina 29202, and its telephone number is 800-277-2175.

ANNUAL REPORT

        The Annual Report to Shareholders (which includes the Company's Annual Report on Form 10-K containing, among other things, the Company's fiscal year ended December 31, 2014 financial statements) accompanies this proxy statement. Such Annual Report to Shareholders does not form any part of the material for the solicitation of proxies.

REVOCATION OF PROXY

        Any record shareholder returning the accompanying proxy may revoke such proxy at any time prior to its exercise (a) by giving written notice to the Company of such revocation, (b) by voting in person at the meeting, or (c) by executing and delivering to the Company a later dated proxy. Attendance at the Annual Meeting will not in itself constitute revocation of a proxy. Any written notice or proxy revoking a proxy should be sent to South State Corporation, P.O. Box 1030, Columbia, South Carolina 29202, Attention: William C. Bochette, III. Written notice of revocation or delivery of a later dated proxy will be effective upon receipt thereof by the Company.

QUORUM AND VOTING

        The Company's only voting security is its Common Stock, each share of which entitles the holder thereof to one vote on each matter to come before the Annual Meeting. At the close of business on February 27, 2015 (the "Record Date"), the Company had issued and outstanding 24,156,779 shares of Common Stock, which were held of record by approximately 15,500 persons. Only shareholders of record at the close of business on the Record Date are entitled to notice of and to vote on matters that come before the Annual Meeting. Notwithstanding the Record Date specified above, the Company's stock transfer books will not be closed and shares of the Common Stock may be transferred subsequent to the Record Date. However, all votes must be cast in the names of holders of record on the Record Date.

        The presence in person or by proxy of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. If a share is represented for any purpose at the Annual Meeting by the presence of the registered owner or a person holding a valid proxy for the registered owner, it is deemed to be present for the purposes of establishing a quorum. Therefore, valid proxies which are marked "Abstain" or "Withhold" or as to which no vote is marked, including proxies submitted by brokers who are the record owners of shares but who lack the power to vote such shares (so-called "broker non-votes"), will be included in determining the number of votes present or represented at the Annual Meeting. If a quorum is not present or represented at the Annual Meeting, the shareholders entitled to vote, present in person or represented by proxy, have the power to adjourn the Annual Meeting from time to time until a quorum is present or represented. If any such adjournment is for a period of less than 30 days, no notice, other than an announcement at the Annual Meeting, is required to be given of the adjournment. If the adjournment is for 30 days or more, notice of the adjourned Annual Meeting will be given in accordance with the Company's Bylaws. Directors, officers and regular employees of the Company may solicit proxies for the reconvened Annual Meeting in person or by mail, telephone or other means. At any such reconvened Annual Meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the Annual Meeting as originally noticed. Once a quorum has been established, it will not be destroyed by the departure of shares prior to the adjournment of the Annual Meeting.

        Provided a quorum is established at the Annual Meeting, directors will be elected by a majority of the votes cast at the Annual Meeting. Shareholders of the Company do not have cumulative voting rights.

        All other matters to be considered and acted upon at the Annual Meeting, including the proposal to ratify, as an advisory, non-binding vote, the appointment of Dixon Hughes Goodman LLP, Certified Public Accountants, as independent registered public accounting firm for the Company for the fiscal year ending December 31, 2015 (Proposal No. 2), require that the number of shares of Common Stock voted in favor of the matter exceed the number of shares of Common Stock voted against the matter, provided a quorum has been established. Abstentions, broker non-votes and the failure to return a signed proxy will have no effect on the outcome of such matters.

        Brokers are members of the New York Stock Exchange (the "NYSE") which allows its member-brokers to vote shares held by them for their customers on matters the NYSE determines are routine, even though the brokers have not received voting instructions from their customers. If the NYSE does not consider a matter routine, then your broker is prohibited from voting your shares on the matter unless you have given voting instructions on that matter to your broker. Because the NYSE does not consider Proposal No. 1 to elect directors to be a routine matter, it is important that you provide instructions to your bank or broker if your shares are held in street name so that your vote with respect to the election of directors is counted. If you do not give your bank or broker voting instructions with respect to Proposal No. 1 to elect directors, your bank or broker will not vote on this matter.

 IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE SHAREHOLDER MEETING TO BE HELD ON APRIL 28, 2015

        This Proxy Statement and the Company's 2014 Annual Report to Shareholders (which includes its 2014 Annual Report on Form 10-K) are available at http://www.envisionreports.com/SSB.

 ACTIONS TO BE TAKEN BY THE PROXIES

        Each proxy, unless the shareholder otherwise specifies therein, will be voted according to the recommendations of the Board of Directors as follows:

Proposal One:	FOR the election of the persons named in this Proxy Statement as the Board of Directors' nominees for election to the Board of Directors; and
Proposal Two:	FOR the ratification of the appointment of Dixon Hughes Goodman LLP as independent registered public accounting firm for the fiscal year ending December 31, 2015.

        In each case where the shareholder has appropriately specified how the proxy is to be voted, it will be voted in accordance with his or her specifications. As to any other matter of business that may be brought before the Annual Meeting, a vote may be cast pursuant to the accompanying proxy in accordance with the best judgment of the persons voting the same. However, the Board of Directors does not know of any such other business.

SHAREHOLDER PROPOSALS AND COMMUNICATIONS

        Any shareholder of the Company desiring to include a proposal pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 (the Exchange Act) in the Company's 2016 proxy statement for action at the 2016 Annual Meeting of Shareholders must deliver the proposal to the executive offices of the Company no later than November 20, 2015, unless the date of the 2015 Annual Meeting of Stockholders is more than 30 days before or after April 28, 2016, in which case the proposal must be received a reasonable time before we begin to print and send our proxy materials. Only proper proposals that are timely received and in compliance with Rule 14a-8 will be included in the Company's 2016 proxy statement.

        Under our Bylaws, shareholder proposals not intended for inclusion in the Company's 2016 proxy statement pursuant to Rule 14a-8 but intended to be raised at the 2016 Annual Meeting of Shareholders, including nominations for election of director(s) other than the Board's nominees, must be received no earlier than 120 days and no later than 90 days prior to the first anniversary of the 2015 Annual Meeting of Shareholders and must comply with the procedural, informational and other requirements outlined in our Bylaws. To be timely for the 2016 Annual Meeting of Shareholders, a shareholder proposal must be delivered to the Secretary of the Company, P.O. Box 1030, Columbia, South Carolina 29202, no earlier than December 30, 2015 and no later than January 29, 2016.

        The Company does not have a formal process by which shareholders may communicate with the Board of Directors. Historically, however, the chairman of the Board or the Governance Committee has undertaken responsibility for responding to questions and concerns expressed by shareholders. In the view of the Board of Directors, this approach has been sufficient to ensure that questions and concerns raised by shareholders are adequately addressed. Any shareholder desiring to communicate with the Board may do so by writing to the Secretary of the Company at P.O. Box 1030, Columbia, South Carolina 29202.

 BENEFICIAL OWNERSHIP OF CERTAIN PARTIES

        The following table sets forth the number and percentage of outstanding shares that exceed 5% beneficial ownership (determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934) by any single person or group, as known by the Company:

Title of Class	Name and Address of Beneficial Owner	Amount of Beneficial Ownership		Percent of Shares Outstanding
Common Stock	BlackRock, Inc.	1,354,232	(1)	5.6%
	55 East 52nd Street, New York, NY 10022
Common Stock	The Vanguard Group	1,380,067	(2)	5.7%
	100 Vanguard Boulevard, Malvern, PA 19355
Common Stock	Wellington Management Company LLP	1,285,689	(3)	5.3%
	280 Congress Street, Boston, MA 02210

(1)
Beneficial ownership of BlackRock, Inc. is based on its Schedule 13G filed with the U.S. Securities and Exchange Commission ("SEC") on January 12, 2015. BlackRock, Inc. reported that it has sole power to vote or to direct the vote of 1,291,926 shares of Common Stock and sole power to dispose or direct the disposition of 1,354,232 shares of Common Stock.

(2)
Beneficial ownership of The Vanguard Group is based on its Schedule 13G filed with the SEC on February 9, 2015. The Vanguard Group reported that it has sole power to vote or to direct the vote of 34,826 shares of Common Stock, shared power to dispose or direct the disposition of 32,303 shares of Common Stock, and sole power to dispose or direct the disposition of 1,347,764 shares of Common Stock.

(3)
Beneficial ownership of Wellington Management Group LLP is based on its Schedule 13G filed with the SEC on February 12, 2015. Wellington Management Group LLP reported that it has sole power to vote or to direct the vote of 1,051,359 shares of Common Stock and sole power to dispose or direct the disposition of 1,285,689 shares of Common Stock.

 BENEFICIAL OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

        The following table sets forth, as of February 27, 2015, the number and percentage of outstanding shares of Common Stock beneficially owned by (i) each director and nominee for director of the Company, (ii) each executive officer named in the Summary Compensation Table, and (iii) all executive officers and directors of the Company as a group. Unless otherwise indicated, the mailing address for each beneficial owner is care of South State Corporation, P.O. Box 1030, Columbia, South Carolina 29202.

	Amount and Nature of Beneficial Ownership
Name of Beneficial Owner	Common Shares Beneficially Owned (1)	Common Shares Subject to a Right to Acquire (2)	Percent of Shares Outstanding
Jimmy E. Addison(6)	9,753	500	0.04%
Luther J. Battiste, III(6)	7,415	1,550	0.04%
Paula Harper Bethea	11,361	—	0.05%
Renee R. Brooks(4)(6)	10,482	944	0.05%
Joseph E. Burns(4)(5)(6)	43,615	24,292	0.28%
Robert H. Demere, Jr.(3)(5)(6)	90,549	—	0.37%
M. Oswald Fogle(6)	37,512	1,550	0.16%
Herbert G. Gray(6)(7)	11,063	—	0.05%
Cynthia A. Hartley(6)	5,412	—	0.02%
R. Wayne Hall	7,337	—	0.03%
Robert R. Hill, Jr.(3)(4)(6)	96,769	63,345	0.66%
Robert R. Horger(3)(4)(6)(8)	144,641	27,837	0.71%
Thomas J. Johnson	19,436	—	0.08%
Ralph W. Norman, Jr.(6)	16,224	500	0.07%
Alton C. Phillips(6)	22,382	—	0.09%
John C. Pollok(3)(4)(6)	67,102	38,612	0.44%
James W. Roquemore(3)(5)(6)	40,806	1,550	0.18%
Richard W. Salmons, Jr.	2,063	—	0.01%
B. Ed Shelley, Jr.	7,118	—	0.03%
Thomas E. Suggs(6)	12,509	1,550	0.06%
Kevin P. Walker(6)	9,603	—	0.04%
John W. Williamson, III(6)	81,003	1,550	0.34%
John F. Windley(4)(6)	25,578	23,538	0.20%
All directors and executive officers as a group (23 persons)(3)(4)(6)	819,073	195,921	4.20%

(1)
As reported to the Company by the directors, nominees and executive officers.

(2)
Based on the number of shares of Common Stock acquirable by directors and executive officers through vested stock options within 60 days of the Record Date of February 27, 2015.

(3)
Excludes shares of Common Stock owned by or for the benefit of family members of the following directors and executive officers, each of whom disclaims beneficial ownership of such shares: Mr. Hill, 802 shares, Mr. Pollok, 666 shares, Mr. Horger, 377 shares, Mr. Demere, 1,325 shares and Mr. Roquemore, 5,487 shares; and all directors and executive officers as a group, 8,657 shares.

(4)
Includes shares of Common Stock held as of December 31, 2014 by the Company under the Company's 401(K) Employee Savings Plan, as follows: Mrs. Brooks, 3,241 shares; Mr. Burns, 4,397 shares; Mr. Hill, 10,628 shares; Mr. Horger, 1,764 shares; Mr. Pollok, 6,956 shares; Mr. Windley, 2,443 shares; and all directors and executive officers as a group, 34,966 shares.

(5)
For Mr. Demere, includes 52,257 shares of Common Stock owned by Colonial Group, Inc., of which Mr. Demere is President and Chief Executive Officer. For Mr. Roquemore, includes 9,426 shares owned by Patten Seed Company, of which Mr. Roquemore is a 29% owner and management affiliate. For Mr. Burns, includes 2,137 shares owned by J.E. Burns Holdings, Inc., of which Mr. Burns is an 86% owner and has the ability to direct the voting and disposition of the shares.

(6)
Includes unvested shares of restricted stock, as to which the executive officers and directors have full voting privileges. The shares are as follows: Mrs. Brooks, 3,824 shares; Mr. Burns, 15,078 shares; Mr. Hill, 37,499 shares; Mr. Horger, 5,523 shares; Mr. Pollok, 28,995 shares; Mr. Windley, 7,544 shares; and all directors and executive officers as a group, 108,108 shares.

(7)
Mr. Gray owns 25% of the outstanding membership interests of a limited liability company that owns 60,438 shares of Common Stock. Mr. Gray is not the manager of the limited liability company. A majority vote of the membership interests of the limited liability company is required for the members to direct the voting or disposing of the shares of Common Stock held by the limited liability company. Accordingly, Mr. Gray disclaims beneficial ownership of the shares of Common Stock held by the limited liability company and such shares are not included in the shares of Common Stock beneficially owned by Mr. Gray.

(8)
Includes 74,357 shares of Common Stock held in a family trust for which Mr. Horger is not the trustee but with respect to which he may be deemed to have or share voting power. The beneficial ownership reported in the table above shall not be deemed an admission that Mr. Horger is the beneficial owner of the shares of Common Stock held by such trust.

PROPOSAL NO. 1:

ELECTION OF DIRECTORS

        The Articles of Incorporation of the Company provide for a maximum of twenty directors; to be divided into three classes with each director serving a three-year term, with the classes as equal in number as possible. The Board of Directors has currently established the number of directors at twenty.

        PROPOSAL 1: John C. Pollok, M. Oswald Fogle, Herbert G. Gray, Cynthia A. Hartley, Thomas E. Suggs, and Kevin P. Walker all of whom currently are directors of the Company and whose terms expire at the Annual Meeting, have been nominated by the Board of Directors for re-election by the shareholders. If re-elected, Mrs. Hartley and Messrs. Pollok, Fogle, Gray, Suggs, and Walker will serve as directors of the Company for a three-year term, expiring at the 2018 Annual Meeting of Shareholders of the Company.

        The Board of Directors unanimously recommends that shareholders vote "FOR" these nominees.

        The table below sets forth for each director his or her name, age, when first elected and current term expiration, business experience for at least the past five years, and the qualifications that led to the conclusion that the individual should serve as a director.

Name	Age	First Elected Director	Current Term Expires	Nominee for New Term	Business Experience for the Past Five Years and Director Qualifications
Robert R. Horger Chairman South State Bank Employee	64	1991	2016		Chairman of the Company and its wholly-owned banking subsidiary, South State Bank (sometimes also referred to herein as the "Bank"), since 1998. He also has served as Vice Chairman of the Company and South State Bank, from 1994 to 1998. Mr. Horger has been an attorney with Horger, Barnwell and Reid in Orangeburg, South Carolina, since 1975. During his tenure as Chairman, Mr. Horger has developed knowledge of the Company's business, history, organization, and executive management which, together with his personal understanding of many of the markets that we serve, has enhanced his ability to lead the board through many diverse economic cycles and challenges. Mr. Horger's legal training and experience enhance his ability to understand the Company's regulatory framework.
Robert R. Hill, Jr. Chief Executive Officer South State Bank Employee	48	1996	2017		Chief Executive Officer of the Company since July 26, 2013. Prior to that time, Mr. Hill served as President and Chief Executive Officer of the Company from November 6, 2004 to July 26, 2013. Prior to that time, Mr. Hill served as President and Chief Operating Officer of South State Bank, from 1999 to November 6, 2004. Mr. Hill joined the Company in 1995. He currently serves on the Federal Reserve Bank of Richmond Board of Directors. Mr. Hill brings to the board an intimate understanding of the Company's business and organization, as well as substantial leadership ability, banking industry expertise, and management experience.
John C. Pollok Chief Financial Officer & Chief Operating Officer South State Bank Employee	49	2012	2015	•	Chief Financial Officer and Chief Operating Officer of the Company since March 21, 2012. Mr. Pollok previously served as the Chief Operating Officer of the Company and South State Bank from January 4, 2010 until March 21, 2012. Prior to that time, Mr. Pollok served as the Chief Financial Officer and Chief Operating Officer of South State Corporation and the Bank from February 15, 2007 until January 3, 2010. Mr. Pollok brings to the board an overall institutional knowledge of the Company's business, banking industry, and leadership experience.

Name	Age	First Elected Director	Current Term Expires	Nominee for New Term	Business Experience for the Past Five Years and Director Qualifications
R. Wayne Hall President South State Bank Employee	64	2013	2015		President of the Company since July 26, 2013. Prior to that time, Mr. Hall was the President and CEO of the former First Financial Holdings, Inc., of Charleston, South Carolina ("FFHI") and its subsidiary First Federal Bank ("First Federal") since May 2010. He also served as Principal Accounting Officer, Chief Financial Officer and Chief Operating Officer in the time period from May 2007 to May 2010. Mr. Hall has over 35 years of audit and financial institution experience, having served in several senior financial positions. Mr. Hall brings to the Board significant knowledge of the Company's business and banking industry, and valuable leadership experience.
Jimmy E. Addison	54	2007	2016		Chief Financial Officer of SCANA Corporation, the holding company of South Carolina Electric and Gas Company and other utility-related concerns, since 2006. He also serves as a member of the board (past president) for the Business Partnership Foundation of the Darla Moore School of Business at the University of South Carolina. Mr. Addison is also a licensed CPA and previously worked for an international accounting firm. His leadership experience, knowledge of financial reporting requirements of public companies, and business and personal ties to many of South State Bank's market areas enhance his ability to contribute as a director.
Luther J. Battiste, III	65	2001	2017		Managing shareholder of the firm Johnson, Toal and Battiste, P.A., Columbia, South Carolina and Orangeburg, South Carolina, since 2007, and an attorney with the firm since 1974. Mr. Battiste also holds leadership positions in a number of local, state, and national legal organizations, serves on the boards of several non-profit institutions, and has previously served as a local government official in one the Company's largest market areas. Mr. Battiste's extensive legal career, experience as a government official, and non-profit service give him a unique perspective on certain business, legal, and regulatory matters.

Name	Age	First Elected Director	Current Term Expires	Nominee for New Term	Business Experience for the Past Five Years and Director Qualifications
Paula Harper Bethea Vice Chairman	59	2013	2017		Vice Chairman of the Company and South State Bank since July 2013. Mrs. Bethea was one of nine South Carolinians chosen in 2001 to establish the South Carolina Education Lottery, and currently serves as its Executive Director. Prior to this position, Mrs. Bethea was with the McNair Law Firm from 2006 to 2009 where she served as Director of External Relations. Mrs. Bethea served on the board of directors of FFHI from 1996 until FFHI merged with the Company in July 2013. Her business and personal experience in certain of the communities that the Bank serves provides her with an appreciation of markets that we serve, and her leadership experiences provide her with insights regarding organizational behavior and management.
Robert H. Demere, Jr.	66	2012	2016		President, Chief Executive Officer and director of Colonial Group, Inc., a petroleum marketing company located in Savannah, Georgia. Mr. Demere has been employed by Colonial Group, Inc. since 1974. As President of Colonial Group, Inc., Mr. Demere has attained valuable experience in raising equity in the capital markets. Prior to working for Colonial, Mr. Demere worked as a stockbroker for Robinson-Humphrey Company. Mr. Demere served on the board of directors of Savannah Bancorp Inc. from 1989 until its acquisition by the Company in 2012. His business and personal experience in certain of the communities that the Bank serves also provides him with an appreciation of and useful insight regarding certain markets that we serve.

Name	Age	First Elected Director	Current Term Expires	Nominee for New Term	Business Experience for the Past Five Years and Director Qualifications
M. Oswald Fogle	70	2001	2015	•	An Industrial Consultant since 2011. Mr. Fogle served as general manager of Roseburg Forest Products Co. manufacturing facility in Orangeburg, South Carolina, a company engaged in the lamination of boards and general warehousing. Prior to that time Mr. Fogle served as President and Chief Executive Officer of Decolam, Inc. from 1987 to 2007. As a result of his leadership experience, Mr. Fogle brings to the board useful knowledge of management, marketing, operations, and human resource issues. His business and personal experience in the communities that the Bank serves provides him with a useful appreciation of markets that we serve.
Herbert G. Gray	50	2009	2015	•	President and Chief Executive Officer of Grayco, a Beaufort-based company that primarily supplies building material and hardware for Beaufort and Jasper counties in South Carolina, since 2000. As the chief executive officer of a company, Mr. Gray has experience with management, marketing, operations, and human resource matters. His business and personal experience in certain of the communities that the Bank serves also provides him with an appreciation of markets that we serve. Moreover, his background and experience in the Beaufort market is useful to the board as the Bank continues to develop its business in the lowcountry of South Carolina.
Cynthia A. Hartley	66	2011	2015	•	Cynthia A. Hartley retired in 2011 as Senior Vice President of Human Resources with Sonoco Products Company in Hartsville, South Carolina. Mrs. Hartley serves as Chairman of the Board of Trustees for Coker College in Hartsville, South Carolina. Mrs. Hartley was first elected to the Board in May of 2011. Her leadership experience, knowledge of human resource matters, and business and personal ties to many of the Bank's market areas enhance her ability to contribute as a director.

Name	Age	First Elected Director	Current Term Expires	Nominee for New Term	Business Experience for the Past Five Years and Director Qualifications
Thomas J. Johnson	64	2013	2017		Thomas J. Johnson is President, Chief Executive Officer, and Owner of F&J Associates, a company that owns and operates automobile dealerships in the southeastern United States and the U.S. Virgin Islands. He serves on the Board of Directors of the South Carolina Automobile Dealers Association, the Board of Visitors of the Coastal Carolina University School of Business and the South Carolina Business Resources Board. Mr. Johnson served on the board of directors of FFHI from 1998 until FFHI merged with the Company in July 2013. Mr. Johnson's extensive business experience and knowledge of markets that we serve enhance his ability to contribute as a director.
Ralph W. Norman, Jr.	61	1996	2017		President of Warren Norman Co., Inc., a real estate development firm, since 1990. Mr. Norman is also a member of the South Carolina House of Representatives. As the president of a company and an elected official, Mr. Norman has experience with strategic planning, management, marketing, operations, and human resource matters. His business, political, and personal experiences provide him with political insights and a useful appreciation of markets that we serve.
Alton C. Phillips	51	2007	2017		President of Carolina Eastern, Inc., a Charleston-based company that markets and distributes fertilizers, chemicals, and seed, since 1988. As the president of a company, Mr. Phillips has experience with strategic planning, management, marketing, operations, and human resource matters. His business and personal experience in certain of the communities that the Bank serves also provides him with an appreciation of markets that we serve.

Name	Age	First Elected Director	Current Term Expires	Nominee for New Term	Business Experience for the Past Five Years and Director Qualifications
James W. Roquemore	60	1994	2016		Chief Executive Officer of Patten Seed Company, Inc. of Lakeland, Georgia, and General Manager of Super-Sod/Carolina, a company that produces and markets turf, grass, sod and seed, since 1997. As the chief executive officer of a company, Mr. Roquemore has experience with management, marketing, operations, and human resource matters. His business and personal experience in certain of the communities that the Bank serves also provides him with an appreciation of markets that we serve. Moreover, during his tenure as a director he has developed knowledge of the Company's business, history, organization, and executive management which, together with the relationships that he has developed, enhance his leadership and consensus-building ability.
Richard W. Salmons, Jr.	56	2013	2017		Mr. Salmons is President and CEO of Salmons Dredging Corporation, a marine construction company which also provides commercial diving and marine services in the southeastern United States. A native of Charleston, Mr. Salmons is a graduate of Washington and Lee University. Mr. Salmons is active in community affairs, where he has served as President of the Board of Trustees of the Historic Charleston Foundation, Chairman of the Board of the Charleston Orphan House, Inc., Board of Directors of the Bank of Charleston, Commissioners of Pilotage Port of Charleston, Trustees of St. James School and Senior Warden of St. Michael's Church. Mr. Salmons currently serves on the Board of Directors and as Past President of the Maritime Association of South Carolina, and Board of Trustees of the Lowcountry Open Land Trust. Mr. Salmons served on the board of directors of FFHI from 2011 and First Federal from 2001 until FFHI merged with the Company in July 2013. Mr. Salmons' experience as a CEO, his extensive involvement in certain markets the Company serves, and his knowledge of FFHI's historical business enhance his ability to contribute as a director.

Name	Age	First Elected Director	Current Term Expires	Nominee for New Term	Business Experience for the Past Five Years and Director Qualifications
B. Ed Shelley, Jr.	62	2013	2017		B. Ed Shelley, Jr. has been involved in the private practice of radiology for 29 years and has served as past President for Carolina Radiology Associates, LLC for 18 years. Dr. Shelley was previous Chief of Staff of Grand Strand Regional Medical Center and previous President of the South Carolina Radiological Society. He previously served as a director of FFHI until it merged with the Company in July of 2013. He previously served on the board of directors of United Way. He is currently Chairman of the Board of 836 Ministry, on the Board of Directors of J.M. Smith Corporation and actively involved in healthcare business consulting as President/CEO of Patient Priority I, LLC. Dr. Shelley's experience as President and as a Chairman of organizations, and his service in certain markets that the Company serves, provide him with knowledge to contribute as a director.
Thomas E. Suggs	65	2001	2015	•	President and Chief Executive Officer of Keenan & Suggs, Inc., an insurance brokerage and consulting firm. Mr. Suggs has over 19 years of experience in the insurance industry and 25 years of banking experience. As the chief executive officer of a company, Mr. Suggs has experience with management, marketing, operations, and human resource matters, and his experience with the banking industry also provides him with certain insights. His business and personal experience in certain of the communities that the Bank serves also provides him with an appreciation of markets that we serve.

Name	Age	First Elected Director	Current Term Expires	Nominee for New Term	Business Experience for the Past Five Years and Director Qualifications
Kevin P. Walker	64	2010	2015	•	Kevin P. Walker, CPA/ABV, CFE, is a founding partner of GreerWalker LLP in Charlotte, North Carolina. GreerWalker LLP is the largest certified public accounting firm founded and headquartered in Charlotte and currently employs approximately 100 people. Mr. Walker is also a member of the American Institute of Certified Public Accountants, the North Carolina Association of Certified Public Accountants, the Financial Consulting Group, the Association of Certified Fraud Examiners, and the American Arbitration Association Panel of Arbitrators. Mr. Walker's leadership experience, accounting knowledge and business and personal experience in certain of the Company's markets enhance his ability to contribute as a director.
John W. Williamson, III	65	2001	2016		President of J.W. Williamson Ginnery, Inc. Also serves as Chairman of the Jackson Companies, which operate a camping resort, golf community, and commercial development group in Myrtle Beach, South Carolina. Mr. Williamson has also served since 2009 as Chairman of Southern Carolina Economic Development Alliance. The Alliance leads economic development efforts for Allendale, Bamberg, Barnwell, Colleton, Hampton, and Jasper Counties. As the president of a company, Mr. Williamson has experience with management, marketing, operations, and human resource matters, and his real estate development experience also provides him with certain insights. His business and personal experience in certain of the communities that the Bank serves also provides him with an appreciation of markets that we serve.

 FAMILY RELATIONSHIPS

        There are no family relationships among any of the directors and executive officers of the Company.

THE BOARD OF DIRECTORS AND COMMITTEES

        During 2014, the Board of Directors of the Company held six meetings. All directors attended at least 85% of the aggregate of (a) the total number of meetings of the Board of Directors held during the period for which he or she served as a director, and (b) the total number of meetings held by all committees of the Board of Directors of the Company on which he or she served.

        There is no formal policy regarding attendance at annual shareholder meetings; however, such attendance has always been strongly encouraged. All of the directors attended the 2014 Annual Shareholders Meeting.

        The Board of Directors has adopted a Code of Ethics that is applicable to, among other persons, the Company's chief executive officer, chief financial officer, principal accounting officer and all managers reporting to these individuals who are responsible for accounting and financial reporting. The Code of Ethics is located on the Company's website at www.southstatebank.com under Investor Relations. We will disclose any future amendments to, or waivers from, provisions of these ethics policies and standards on our website promptly as practicable, as and to the extent required under NASDAQ Stock Market listing standards and applicable SEC rules.

        The Board of Directors of the Company maintains executive, audit, compensation, governance, risk, and wealth management and trust committees. The composition and frequency of meetings for these committees during 2014 were as follows:

Committees of the Board of Directors
Name	Independent Under NASDAQ Requirements	Executive (10 meetings)	Audit (11 meetings)	Compensation (7 meetings)	Governance (4 meetings)	Risk (4 meetings)	Wealth Management and Trust (4 meetings)
Robert R. Horger	No	• Chair

Robert R. Hill, Jr.	No	•

John C. Pollok	No

R. Wayne Hall	No

Jimmy E. Addison	Yes	•			• Chair

Luther J. Battiste, III	Yes		•				•

Paula Harper Bethea	Yes	•		•

Robert H. Demere, Jr.	Yes		•			•

M. Oswald Fogle	Yes			•		• Chair

Herbert G. Gray	Yes		•			•

Cynthia A. Hartley	Yes			• Chair	•

Thomas J. Johnson	Yes				•		•

Ralph W. Norman, Jr.	Yes		•		•

Alton C. Phillips	Yes		•	•

James W. Roquemore	Yes	•		•

Richard W. Salmons, Jr.	Yes		•			•

B. Ed Shelley, Jr.	Yes			•			•

Thomas E. Suggs	Yes	•					•

Kevin P. Walker	Yes		• Chair			•

John W. Williamson, III	Yes	•					• Chair

Note:    All directors other than Robert R. Horger, Robert R. Hill, Jr., John C. Pollok, and R. Wayne Hall meet the independence requirements of The NASDAQ Stock Market. Therefore, under these requirements, a majority of the members of the Company's Board of Directors is independent.

        The functions of these committees are as follows:

        Executive Committee—The Board of Directors of the Company may, by resolution adopted by a majority of its members, delegate to the executive committee the power, with certain exceptions, to exercise the authority of the Board of Directors in the management of the affairs and property of the Company. The Executive Committee has the authority to recommend and approve new policies and to review and approve present policies or policy updates and changes. The Executive Committee charter can be found on the Company's website at www.southstatebank.com under Investor Relations.

        Audit Committee—The Board of Directors has determined that all members of the Audit Committee are independent directors under the independence requirements of The NASDAQ Stock Market. The Board of Directors has also determined that Kevin P. Walker is an "Audit Committee financial expert" for purposes of the rules and regulations of the SEC adopted pursuant to the Sarbanes-Oxley Act of 2002. The primary function of the Audit Committee is to assist the Board of

Directors of the Company in overseeing (i) the Company's accounting and financial reporting processes generally, (ii) the audits of the Company's financial statements and (iii) the Company's systems of internal controls regarding finance and accounting. In such role, the Audit Committee reviews the qualifications, performance, effectiveness and independence of the Company's independent accountants and has the authority to appoint, evaluate and, where appropriate, replace the Company's independent accountants. The Audit Committee also oversees the Company's internal audit department and consults with management regarding the internal audit process and the effectiveness and reliability of the Company's internal accounting controls. The Board of Directors has adopted a charter for the Audit Committee, a copy of which is located on the Company's website at www.southstatebank.com under Investor Relations.

        Compensation Committee—The Board of Directors has determined that all members of the Compensation Committee are independent directors under the independence requirements of The NASDAQ Stock Market applicable to directors who do not serve on the Audit Committee. The Compensation Committee, among other functions, has overall responsibility for evaluating, and approving or recommending to the Board for approval, the director and officer compensation plans, policies and programs of the Company. The full Board of Directors is then responsible for approving or disapproving compensation paid to the CEO and each of the other executive officers of the Company. The committee, which currently consists of six independent directors, is required to be made up of no fewer than three independent directors who are recommended by the Chairman of the Board of Directors and approved by the Board. The Compensation Committee's processes and procedures for considering and determining executive compensation are described below under "Compensation Discussion and Analysis." The Compensation Committee charter can be found on the Company's website at www.southstatebank.com under Investor Relations.

        Governance Committee—The Board of Directors has determined that all members of the Governance Committee are independent directors under the independence requirements of The NASDAQ Stock Market applicable to directors who do not serve on the Audit Committee. The Governance Committee identifies and recommends individuals qualified to become Board members, reviews the corporate governance practices employed by the Company and recommends changes thereto, and assists the Board in its periodic review of the Board's performance. The Governance Committee charter can be found on the Company's website at www.southstatebank.com under Investor Relations.

        The Governance Committee acts as the nominating committee for the purpose of recommending to the Board of Directors nominees for election to the Board. The Governance Committee has not established any specific, minimum qualifications that must be met for a person to be nominated to serve as a director, and the Governance Committee has not identified any specific qualities or skills that it believes are necessary to be nominated as a director. The Governance Committee charter provides that potential candidates for the Board are to be reviewed by the Governance Committee and that candidates are selected based on a number of criteria, including a proposed nominee's independence, age, skills, occupation, diversity, experience and any other factors beneficial to the Company in the context of the needs of the Board. The Governance Committee has not adopted a formal policy with regard to the consideration of diversity in identifying director nominees. In determining whether to recommend a director nominee, Governance Committee members consider and discuss diversity, among other factors, with a view toward the needs of the Board of Directors as a whole. The Governance Committee members generally conceptualize diversity expansively to include, without limitation, concepts such as race, gender, national origin, differences of viewpoint, professional experience, education, skill and other qualities or attributes that contribute to Board heterogeneity when identifying and recommending director nominees. The Governance Committee believes that the inclusion of diversity as one of many factors considered in selecting director nominees is consistent with the Committee's goal of creating a Board of Directors that best serves the needs of the Company and the interest of its shareholders.

        The Governance Committee has performed a review of the experience, qualifications, attributes and skills of the Board's current membership, including the director nominees for election to the Board of Directors and the other members of the Board, and believes that the current members of the Board, including the director nominees, as a whole possess a variety of complementary skills and characteristics, including the following:

  •
  successful business or professional experience;

  •
  various areas of expertise or experience, which are desirable to the Company's current business, such as general management, planning, legal, marketing, technology, banking and financial services;

  •
  personal characteristics such as character, integrity and accountability, as well as sound business judgment and personal reputation;

  •
  residence in the Bank's service area;

  •
  willingness and ability to commit the necessary time to fully discharge the responsibilities of Board membership to the affairs of the Company;

  •
  leadership and consensus building skills; and

  •
  commitment to the success of the Company.

        Each individual director has qualifications and skills that the Governance Committee believes, together as a whole, create a strong, well-balanced Board. The experiences and qualifications of our directors are found in the table on pages 7-14.

        The Governance Committee will consider director nominees identified by its members, other directors, officers and employees of the Company and other persons, including shareholders of the Company. The Governance Committee will consider nominees for director recommended by a shareholder if the shareholder provides the committee with the information described in Paragraph 7 under the caption "Committee Authority and Responsibilities" of the Governance Committee's charter.

        The required information regarding a director nominee is also discussed in general terms within the first paragraph of the "Shareholder Proposals and Communications" section on page 3 of this proxy statement.

        Wealth Management and Trust Committee—The primary purpose of the wealth management and trust committee is to monitor and oversee the wealth management and fiduciary activities of the bank, including the business, products, services, operations and financial performance and results of such activities. The charter for this committee can be found at www.southstatebank.com under the Investor Relations.

        Risk Committee—The Risk Committee of the Board of Directors of the Company began holding formal meetings as of January 1, 2014. The Risk Committee provides assistance to the Board of Directors in fulfilling its responsibility to the Company and its shareholders by striving to identify, assess, and monitor key business risks that may impact the Company's operations and results. The charter for this committee can be found at www.southstatebank.com under Investors Relations.

        While the Risk Committee oversees and reviews the Company's risk functions to monitor key business risks, management is ultimately responsible for designing, implementing, and maintaining an effective risk management program to identify, plan for, and respond to the Company's material risks. The Risk Committee charter acknowledges that the Audit Committee of the Board is primarily responsible for certain risks, including accounting and financial reporting. Although the Risk

Committee does not have primary responsibility for the risks which are subject to the jurisdiction of the Audit Committee, it is anticipated that on occasion certain results from audit functions will be reviewed by the Risk Committee.

        Code of Ethics—The Board of Directors of the Company and the Board of Directors of the bank have adopted a Code of Ethics to provide ethical guidelines for the activities of agents, attorneys, directors, officers, and employees of the Company and its subsidiaries. The Code of Ethics will promote, train, and encourage adherence in business and personal affairs to a high ethical standard and will also help to maintain the Company as an institution that serves the public with honesty, integrity and fair-dealing. The Code of Ethics is designed to comply with the Sarbanes-Oxley Act of 2002, and certain other laws that provide guidelines in connection with possible breaches of fiduciary duty, dishonest efforts to undermine financial institution transactions and the intent to corrupt or reward a Company employee or other Company representative. A copy of the Code of Ethics can be found on the Company's website at www.southstatebank.com under Investor Relations.

        Board of Directors' Corporate Governance Guidelines—The Board of Directors of the Company and the Board of Directors of the bank have each adopted certain guidelines governing the qualifications, conduct and operation of the Board. Among other things, these guidelines outline the duties and responsibilities of each director, and establish certain minimum requirements for director training. Each director is required to read, review and sign the corporate governance guidelines on an annual basis. A copy of these guidelines can be found on the Company's website at www.southstatebank.com under Investor Relations.

Board Leadership Structure and Role in Risk Oversight

        We are focused on the Company's corporate governance practices and value independent Board oversight as an essential component of strong corporate performance to enhance shareholder value. Our commitment to independent oversight is demonstrated by the fact that, except for four directors (our Chief Executive Officer, our Chief Financial Officer and Chief Operating Officer, our President, and our Chairman of the Board) all of our directors are independent. In addition, all of the members of our Board's Audit, Compensation, Risk and Governance Committees are deemed independent based on a Board evaluation.

        See the discussion entitled Certain Relationships and Related Transactions on page 56 for additional information concerning Board independence.

        Our Board believes that it is preferable for Mr. Horger to serve as Chairman of the Board because of his strong institutional knowledge of the Company's business, history, industry, markets, organization and executive management gained in his nearly 20 years of experience in a leadership position on the Board. We believe it is the Chief Executive Officer's responsibility to manage the Company and the Chairman's responsibility to guide the Board as the Board provides leadership to our executive management. As directors continue to have more oversight responsibility than ever before, we believe it is beneficial to have separate individuals in the role of Chairman and Chief Executive Officer. Traditionally, the Company has maintained the separateness of the roles of the Chairman and the Chief Executive Officer. In making its decision to continue to have a separate individual as Chairman, the Board considered the time and attention that Mr. Hill is required to devote to managing the day-to-day operations of the Company. We believe that this Board leadership structure is appropriate in maximizing the effectiveness of Board oversight and in providing perspective to our business that is independent from executive management.

        The Board of Directors oversees risk through the various Board standing committees, principally the Audit Committee and the Risk Committee, which report directly to the Board. Our Audit Committee is primarily responsible for overseeing the Company's accounting and financial reporting risk management processes on behalf of the full Board of Directors. The Audit Committee focuses on financial reporting risk and oversight of the internal audit process. It receives reports from management at least quarterly regarding the Company's assessment of risks and the adequacy and effectiveness of internal control systems, and also reviews credit and market risk (including liquidity and interest rate risk), and operational risk (including compliance and legal risk). Our Chief Risk Officer/Chief Credit Officer and Chief Financial Officer meet with the Audit Committee on a quarterly basis in executive sessions to discuss any potential risks or control issues involving management. The Risk Committee seeks to identify, assess, and monitor key business risks that may impact the Company's operations and results.

        Each of the Board's standing committees, as described above, is involved to varying extents in the following:

  •
  determining risk appetites, policies and limits

  •
  monitoring and assessing exposures, trends and the effectiveness of risk management;

  •
  reporting to the Board of Directors; and

  •
  promoting a sound risk management culture.

        The full Board of Directors focuses on the risks that it believes to be the most significant facing the Company and the Company's general risk management strategy. The full Board of Directors also seeks to ensure that risks undertaken by the Company are consistent with the Board of Directors' approved risk management strategies. While the Board of Directors oversees the Company's risk management, management is responsible for the day-to-day risk management processes. We believe this division of responsibility is the most effective approach for addressing the risks facing our Company and that our Board leadership structure supports this approach.

        We recognize that different Board leadership structures may be appropriate for companies in different situations. We will continue to reexamine our corporate governance policies and leadership structures on an ongoing basis in an effort to ensure that they continue to meet the Company's needs.

PROPOSAL NO. 2:
RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

        Although the Company is not required to seek shareholder ratification of the selection of its accountants, the Company believes obtaining shareholder ratification is desirable. If the shareholders do not ratify the appointment of Dixon Hughes Goodman LLP, the Audit Committee will re-evaluate the engagement of the Company's independent auditors. Even if the shareholders do ratify the appointment, the Audit Committee has the discretion to appoint a different independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interest of the Company and its shareholders.

        The Board unanimously recommends that shareholders vote FOR the ratification of the appointment of Dixon Hughes Goodman LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2015.

        If a quorum is present, the number of shares of Common Stock voted in favor of this proposal must exceed the number of shares voted against it for approval of this proposal.

 EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

        This Compensation Discussion & Analysis explains our 2014 executive compensation programs and decisions with respect to our executive officers and, in particular, our Named Executive Officers, or NEOs. In this discussion, we explain, among other things, our compensation philosophy and program, factors considered by the Compensation Committee in making compensation decisions and additional details about our compensation program and practices. The following discussion is organized into four parts:

  1.
  Executive Summary

  2.
  South State Executive Compensation Process (page 24)

  3.
  Components of Executive Compensation (page 28)

  4.
  Other Aspects of South State's Executive Compensation Program (page 33)

Part 1—Executive Summary

        The Compensation Committee seeks to provide compensation arrangements for the Company's executive officers that are designed to retain and attract executives who can perform and manage the Company in the shareholders' best interest. These compensation arrangements are intended to, among other things; create alignment of executive compensation with the performance of the Company, both on a short-term basis and long-term basis, through incentive compensation based primarily on the Company's performance and secondarily on individual contributions. Our Named Executive Officers for 2014 were:

Name	Title	Years of Service at South State
Robert R. Hill, Jr.	Chief Executive Officer	19
John C. Pollok	Senior Executive Vice President, Chief Financial Officer, and Chief Operating Officer	19
John F. Windley	President of South State Bank and Chief Banking Officer	13
Joseph E. Burns	Senior Executive Vice President, Chief Credit Officer and Chief Risk Officer	14
R. Wayne Hall*	President of South State Corporation	8

*
Mr. Hall's years of service include his years of service with FFHI which merged with and into the Company in 2013.

        When setting specific goals and objectives, the Compensation Committee considers the principles of Soundness, Profitability and Growth which are the cornerstone on which our culture is built.

        We believe these principles have enabled the Company to be well positioned to take advantage of strategic growth opportunities, deliver outstanding returns to our shareholders, and become the largest bank holding company headquartered in South Carolina.

        The Company believes that key 2014 measures of soundness, profitability and growth include the following:

Soundness

  •
  Total nonperforming assets declined by 26.4% to $79.6 million.

  •
  Net charge-offs decreased to 0.16% in 2014 from 0.41% in 2013.

  •
  Other real estate owned (OREO) decreased by $22.2 million, or 34.2%, from $64.9 million at December 31, 2013 to $42.7 million at December 31, 2014.

Profitability

  •
  Diluted earnings per share (EPS) increased 29.4% to $3.08 per share in 2014 from $2.38 per share in 2013.

  •
  Operating EPS—diluted* increased 18.7% to $3.75 per share in 2014 from $3.16 per share in 2013.

  •
  Return on average assets improved to 0.95% in 2014 from 0.77% in 2013.

  •
  Return on average tangible equity* increased to 13.77% in 2014 from 11.54% in 2013.

*
Operating EPS—diluted and return on average tangible equity are non-GAAP financial measures. See pages 45-46 in the Company's Annual Report on Form 10-K for the year ended December 31, 2014 for the non-GAAP to GAAP reconciliation and other relevant information.

Growth

  •
  Non-acquired loan growth in all categories totaled $602.6 million, or 21.0%, in 2014.

  •
  Organic core deposit growth was 3.9% during 2014; demand deposit growth was $153.5 million in 2014.

  •
  Shareholder value returns continued to exceed those of the SNL Southeast Bank Index and NASDAQ Composite Index for the five year period (as shown in the chart below):

        Returns are shown on a total return basis, assuming the reinvestment of dividends and a beginning stock index value of $100 per share. The value of the Company's stock as shown in the graph is based on published prices for transactions in the Company's stock.

 Total Return Performance

	Period Ending
Index	12/31/09	12/31/10	12/31/11	12/31/12	12/31/13	12/31/14
South State Corporation	100.00	120.68	109.39	154.54	259.49	265.36
NASDAQ Composite	100.00	118.15	117.22	138.02	193.47	222.16
SNL Southeast Bank	100.00	97.10	56.81	94.37	127.88	144.03

Key 2014 Compensation Decisions by the Compensation Committee

        The Compensation Committee made the following key compensation decisions during 2014:

  •
  Continued the Executive Incentive Plan with goals and opportunity levels that reflected South State's size in 2014. This plan has both short-term and long-term components designed to align incentive compensation with the strategic focus of the Company.

  •
  Continued with the Long-Term Incentive Plan with three-year performance vesting conditions that are intended to provide alignment with increased shareholder value and long-term performance. The 2014-2016 goals were split between cumulative operating EPS growth (67%) and operating return on tangible equity (ROTE) (33%).

  •
  Maintained a short-term annual cash bonus component based on annual financial and performance goals and objectives.

  •
  Maintained a stock option component that rewards executives for individual performance with stock option grants.

  •
  In addition to the performance goals referenced above, the following specified minimum "performance triggers," which are intended to encourage soundness, must also be achieved for the annual cash bonus to be earned and the restricted stock units to vest.

  •
  Aggregate net income must be able to provide aggregate dividend coverage.

  •
  A composite regulatory rating of at least the previous year rating or better must be achieved.

  •
  Focused on performance-based compensation and, therefore, elected to maintain base salaries at their existing levels while increasing variable compensation opportunities that are subject to attaining specific performance metrics. The committee determined the NEOs' base salaries remained competitive at existing levels. Consistent with the Compensation Committee's compensation philosophy, a significant portion of NEO total compensation is in the form of incentive, or "at-risk" compensation, which will vary annually based on performance. The chart below shows the average pay mix for the CEO and the average of other NEOs compared to recent peer practices.

Average Pay Mix

  •
  Awarded NEOs 91% of maximum level of incentive compensation based on results for the year as set forth under the annual cash bonus component of the 2014 Executive Incentive Plan.

        In addition, the Compensation Committee made the following recommendation regarding director compensation:

  •
  Reviewed, with the assistance of the Compensation Committee's independent compensation consultant, director compensation in comparison to the new compensation peer group and, as a result, recommended to the Board of Directors to increase the director retainer fees by $7,500 annually beginning with the August 2014 quarterly payment and increase the value of equity compensation by $7,500 with the next equity grant scheduled for May, 2015. Other than certain Committee Chairs compensation, director retainer payments and the value of equity grants have not increased since 2010. These increases align director compensation with those of the peer group.

In summary, the Committee concluded that the 2014 performance-based compensation, together with 2014 base salary levels, were well aligned with the Company's performance for the year.

Part 2—South State Executive Compensation Process

Compensation Philosophy

        In 2014, the Compensation Committee reviewed and validated its compensation philosophy with the assistance of the Compensation Committee's independent compensation consultant. The purpose of the review was to ensure that compensation decisions made by the Compensation Committee and the Board of Directors were consistent with this philosophy. The fundamental philosophy of the Company's compensation program is to offer competitive compensation opportunities for executive officers that (i) create alignment with the performance of the Company on both a short-term and long-term basis, and (ii) are based on both the Company's performance and the individual's contribution. The compensation structure is designed to retain and reward executive officers who are capable of leading the Company in achieving its business objectives. The philosophy is to also consider applicable rules and regulations and current peer group compensation in determining compensation levels.

        The Compensation Committee considers this philosophy as it develops its incentive plans. Cash incentives for 2014 were designed to reward executives for achieving annual financial and performance goals and objectives based on soundness and profitability. Following the FFHI merger in 2013, the Compensation Committee viewed 2014 as a year to focus on the integration and profitability of the combined organization, as well as soundness, which the Company believes should position the Company for future growth. The performance objectives of the 2014 annual cash incentive plan reflect this focus. Equity grants are designed to reward the executive for achievement of business objectives that benefit shareholders and support the retention of a talented management team over time. The Committee has determined that the 60th percentile (or the 75th percentile for CFO/COO due to his dual role with the Company) for targeted total compensation is appropriate in light of the fact that four of the five NEOs do not participate in supplemental retirement benefit arrangements or certain other special benefits that are prevalent among banks in our peer group. The Company's compensation peer group is explained on page 28.

Role of the Compensation Committee

        The Compensation Committee is responsible for the design, implementation and administration of the compensation programs for the executive officers and directors of the Company. The Compensation Committee keeps the full Board of Directors apprised of the decisions and activities within the Compensation Committee. When appropriate, the Compensation Committee makes recommendations to the Board of Directors on items that require approval by the full Board of Directors.

        The Compensation Committee seeks to increase shareholder value by rewarding performance with cost-effective compensation and striving to attract and retain talented executives through adherence to the following compensation objectives:

  •
  The Company's compensation programs are designed to reward NEOs based on key standards that reflect the Company's culture, including its strategic focus on soundness, profitability and growth, as well as its emphasis on ethics, execution of strategic goals, the ability to inspire and motivate, and sound corporate governance.

  •
  The Compensation Committee's philosophy is to provide competitive compensation to attract and retain key management to ensure a balance of soundness, profitability and growth while providing long-term value for the shareholders of the Company.

  •
  The Compensation Committee seeks to reward executives consistent with the Company's culture of being a meritocracy in regard to compensation for all employees.

  •
  The Compensation Committee annually reviews and approves corporate goals and objectives utilized in either annual cash or long-term incentive plans.

  •
  The Compensation Committee evaluates and recommends to the Board of Directors for its approval the director and executive officer compensation plans, policies and programs of the Company.

  •
  The Compensation Committee reviews and considers the results of any shareholder advisory vote on executive compensation and takes into consideration the result of such advisory votes in relation to the Company's executive compensation policies and procedures.

  •
  The Compensation Committee annually reviews the compensation policies and practices for all of the Company's employees and considers whether risks arising from such policies and practices are likely to have a material adverse effect on the Company.

        The Compensation Committee is comprised of six independent directors and met seven times in 2014. The Compensation Committee is supported in its work by the Chief Administrative Officer, Director of Human Resources, her staff, and an executive compensation consultant, as described below.

        The Compensation Committee may receive recommendations from the chairman of the Board of Directors with respect to the CEO's performance in light of goals and objectives relevant to the compensation of our CEO. The CEO reviews the performance of the other NEOs with the Compensation Committee and makes recommendations to the Compensation Committee about the total compensation of the other NEOs. The CEO does not participate in, and is not present during, deliberations or approvals by the Compensation Committee or the Board of Directors with respect to his own compensation.

        The Compensation Committee reviews and approves the total compensation of the NEOs annually. The Compensation Committee makes decisions based on the Company's philosophy of providing a competitive base salary (relative to the peer group) complemented with significant performance-based incentives. After reviewing all of the compensation arrangements discussed below, along with corporate and individual performance, the Compensation Committee believes that the measurement tools, compensation levels and the design of the Company's executive compensation program are appropriate and motivate the NEOs to lead the Company in the best interests of its shareholders.

        The primary goals of the Compensation Committee in 2014 were consistent with its established philosophy. The Compensation Committee seeks to provide compensation arrangements for executive officers that are designed to retain and attract executives who can perform and manage the company in the shareholders' best interest. The NEO compensation arrangements are designed to create alignment with the performance of the Company both on a short-term and long-term basis and are based both on the Company's performance and the individual's contribution. The Compensation Committee considered the Company's financial performance throughout its decision making process in 2014.

Compensation Consultant

        During 2014, the Compensation Committee engaged the services of McLagan, an Aon Hewitt company, to provide independent compensation consulting services for both directors and executive management of the Company. McLagan reports directly to the Compensation Committee. The Compensation Committee has the sole authority to hire consultants and set the engagements and the related fees of those consultants.

        The following consulting services were provided to the Compensation Committee in 2014:

  •
  Assisted the Compensation Committee in reviewing the Compensation Philosophy.

  •
  Provided education to the Board of Directors regarding banking industry compensation trends.

  •
  Revised the Company's compensation peer group of publicly-traded financial institutions (the peer group is described below).

  •
  Reviewed the competitiveness of the compensation elements currently offered by the Company to its top executives, including base salary, annual incentive or bonus, long-term incentives (stock options and restricted stock), all other compensation, and changes in retirement benefits as compared to that of the customized peer group.

  •
  Reviewed the competitiveness of the Company's director compensation elements as compared to that of the customized peer group.

  •
  Performed an analysis on director stock ownership guidelines as compared to that of the customized peer group.

  •
  Performed an analysis on the Management Say on Pay Frequency Vote as compared to that of the customized peer group.

  •
  Recommended and made observations regarding the potential alignment of the Company's executive compensation practices with the Company's overall business strategy and culture relative to the market as defined by the peer group. This included a review of the current performance based programs with respect to the annual cash incentives and annual equity grants and making recommendations for the 2014 and 2015 fiscal year plans.

  •
  Assisted the Company in its preparation of compensation disclosures as required under Regulation S-K with respect to this proxy statement including this CD&A and associated tables and disclosures included herein by reference.

Compensation Committee's Relationship with its Independent Compensation Consultant

        The Compensation Committee considered the independence of McLagan in light of new SEC rules and NASDAQ listing standards. The Compensation Committee requested and received a report from McLagan addressing the independence of McLagan and its senior advisors. The following factors were considered: (1) other services provided to us by McLagan; (2) fees paid by us as a percentage of McLagan's total revenue; (3) policies or procedures maintained by McLagan that are designed to prevent a conflict of interest; (4) any business or personal relationships between the senior advisors and a member of the Compensation Committee; (5) any stock of the Company owned by the senior advisors; and (6) any business or personal relationships between our executive officers and the senior advisors. The Compensation Committee discussed these considerations and concluded that the work performed by McLagan and McLagan's senior advisors involved in the engagements did not raise any conflict of interest.

Compensation Benchmarking and Compensation Committee Functions

        Each year, with assistance from McLagan, the Compensation Committee reviews the compensation practices of the Company's peers in order to assess the competitiveness of the compensation arrangements of our NEOs. Although benchmarking is an active tool used to measure compensation structures among peers, it is only one of the tools used by the Compensation Committee to determine total compensation. Benchmarking is used by the Compensation Committee primarily to ascertain competitive total compensation levels (including base salary, equity awards, cash incentives, etc.) with comparable institutions. The Compensation Committee uses this data as a reference point, establishes competitive base salaries, and then addresses pay-for-performance (meritocracy) as discussed further in the sections below on cash incentives and long-term retention. Peer performance, market factors, Company performance and personal performance are all factors that the Compensation Committee considers when establishing total compensation, including incentives. This practice is in line with the Company's meritocracy philosophy of pay. The Compensation Committee, at its discretion, may determine that it is in the best interest of the Company to negotiate total compensation packages that deviate from regular compensation and incentive levels in order to attract and retain specific talent.

        The Compensation Committee reviews the composition of the peer group annually at a minimum and may change it as a result of mergers, changes to banks within the group, or changes within the Company. The 2014 compensation peer group was selected based on certain current market criteria, including the following:

  •
  National banks with total assets from $5.5 billion to $16.5 billion

  •
  No thrifts

  •
  No TARP participants as of January 1, 2013

  •
  Bank must have branch locations

  •
  Satisfactory Performance Measures (ROAA > 0%, ROAE > 0%, 3-year asset growth > 7%)

  •
  Commercial loan portfolio < 82% of total loan portfolio

        The Compensation Committee reviewed a group of 27 peers with median assets, including pending acquisitions, of $8.3 billion (median actual assets of $7.8 billion), defined as of March 31, 2014. The specific members of this peer group are as follow:

BancFirst Corp. (BANF)	First Financial Bancorp. (FFBC)	NBT Bancorp Inc. (NBTB)
BancorpSouth Inc. (BXS)	First Interstate BancSys. (FIBK)	Old National Bancorp (ONB)
Bank of Hawaii Corp. (BOH)	Glacier Bancorp Inc. (GBCI)	Renasant Corp. (RNST)
Bank of the Ozarks Inc. (OZRK)	Heartland Financial USA (HTLF)	Texas Capital Bancshares (TCBI)
BankUnited Inc. (BKU)	Hilltop Holdings Inc. (HTH)	Trustmark Corp. (TRMK)
Capital Bank Financial Corp (CBF)	Home BancShares Inc. (HOMB)	United Bankshares Inc. (UBSI)
Chemical Financial Corp. (CHFC)	IBERIABANK Corp. (IBKC)	Valley National Bancorp (VLY)
Community Bank System (CBU)	Independent Bank Corp. (INDB)	WesBanco Inc. (WSBC)
F.N.B. Corp. (FNB)	MB Financial Inc. (MBFI)	Western Alliance Bancorp (WAL)

        When making compensation determinations for the Company's NEOs, the Compensation Committee focuses on total compensation that is generally competitive with the 60th percentile of the market at target levels of performance and up to the 75th to 80th percentiles for superior performance. In their most recent assessment of our compensation program, McLagan determined that our 2013 NEO compensation was at the 73rd percentile of the peer group, with individuals ranging from the 47th to 81st percentiles. Our NEOs' 2014 target compensation was positioned at the 58th percentile of the peer group, with individual positioning ranging from the 48th to 83rd percentiles.

Part 3—Components of Executive Compensation

        The following table summarizes the components of compensation paid or awarded to our Named Executive Officers who appear in the "Summary Compensation Table" below.

Compensation Component	What the Component Rewards	Key Features
Base Salary	Reflects the scope of leadership and responsibility, individual achievement toward the objectives of their respective position and their relative value in the industry.	The Compensation Committee approved increases for the CEO and three of the other NEOs in August 2013 to make them competitive with the market as determined by the compensation peer group. However, the Committee elected to maintain their base salaries in 2014 as the Committee determined that their base salaries remained competitive with the Company's peer group. Actual positioning within the peer group reflects each executive's performance.
Performance-Based Annual Cash Incentive	Focuses executives on achieving annual financial and performance goals and objectives based on Soundness and Profitability.
The opportunity for performance-based annual cash incentive compensation was based upon financial and performance goals and objectives. The Compensation Committee established the weighting for the performance goals with 25% based on soundness and 75% based on profitability with each goal having threshold, target and maximum levels. Performance goals for 2014 were achieved at 91% of maximum levels.

Compensation Component	What the Component Rewards	Key Features
2014 Long-Term Incentive Plan—75% Restricted Stock Units (RSUs) and 25% Stock Options	Achievement of superior three-year cumulative operating EPS growth (67%) and operating return on tangible equity performance (33%).	The 2014 Long-Term Incentive Plan consists of 75% RSU grants and 25% Stock Options at target performance levels. The RSU awards are designed to measure relative performance over three-year cycles. Each year begins a new three-year cycle. RSUs are both performance and time (three years) vested.
Stock Options are granted based upon both corporate and individual performance objectives that are non-formulaic.
Benefits and Perquisites	Helps keep the Company competitive in attracting and retaining employees.	The Compensation Committee believes that its employee benefits are generally in line with benefits provided by the Company's peer group and consistent with industry standards.

        The key elements of compensation for the NEOs are base salary, annual and long-term incentives, and benefits.

  •
  Base Salary—Base salaries are determined based on historical and anticipated individual contribution and performance toward accomplishing the Company's stated objectives. Base salaries are also reviewed in the context of comparability with the key executives of the Company's peer group. We believe that the annual base salary levels for the NEOs helps us to retain qualified executives and provides income stability that lessens potential pressures for the NEOs to take risks to achieve performance measures under incentive compensation arrangements.

    Effective August 1, 2013, the CEO along with three of the other NEOs received base salary increases to make them competitive with the new peer group. As a result, the CEO received a 15.5% increase to $700,000 and three of the other NEOs (excluding Mr. Hall) received increases ranging from 8.8% to 25%. In 2014, The Compensation Committee reviewed the competitiveness of NEO salaries against the 2014 peer group. The CEO base salary was at the 48th percentile and the other NEOs (with the exception of Mr. Hall) ranged from the 40th and 79th percentiles of the peer group. In addition, the total compensation at target incentive was in the 68th percentile for the CEO and other NEOS (with the exception of Mr. Hall) ranged from 48th and 83rd percentile of the peer group. Furthermore, John Pollok performs the duties of both COO and CFO and has played a key role in driving the Company's performance. His salary was benchmarked against CFOs. However, because the Compensation Committee believes that his roles and responsibilities are broader and more strategic in nature than those associated with a CFO, the Compensation Committee believed that his compensation should be at or around the 75th percentile. Mr. Hall's compensation was established at the consummation of the merger between SCBT and First Federal. The Committee determined that his compensation remained competitive.

  •
  2014 Executive Performance Plan—In 2014, the Executive Performance Plan was approved to include both an Annual Plan and the three-year Long Term Incentive Plan. The Executive Performance Plan is designed to establish reasonable goals and objectives measured on an annual basis as well as to develop long-term goals that align the interests of the NEOs with those of shareholders. The purposes of the Executive Performance Plan include (1) aligning executive compensation with company performance, (2) attracting and retaining key officers and employees of outstanding ability, (3) strengthening the Company's capability to develop, maintain, and direct a competent management team, (4) providing an effective means for selected key officers and employees to acquire and maintain ownership of Company stock, and (5) providing incentive compensation opportunities competitive with those of other major corporations.

    The 2014 Executive Performance Plan is composed of cash, restricted stock unit and stock option components.

    2014 Annual Incentive Plan (Cash): At target performance levels, the 2014 Executive Performance Plan is weighted 50% in the form of an annual cash incentive bonus under the 2014 Annual Incentive Plan. The amount of cash that may be earned is based upon financial and regulatory performance goals/objectives for 2014.

    2014 Long-Term Incentive Plan (Equity): At target performance levels, the 2014 Executive Performance Plan is weighted 50% in the form of equity. The equity component is made up of both restricted stock units and stock options as follows:

    a.
    Restricted Stock Units: Of the equity granted, at target performance levels 75% may be earned in the form of restricted stock units. 100% of the restricted stock units are granted based upon achievement of three-year performance goals. Restricted stock units are subject to both performance and time vesting conditions (3 years).

    b.
    Stock Options: The remaining 25% of the equity granted at target performance levels may be earned in the form of stock options. Stock options are granted based upon the achievement of individual performance objectives. Stock options vest ratably (25% per year) over four years.

2014 Annual Incentive Plan

        Cash incentive opportunities as a percentage of salary for each of the applicable NEOs and results under the 2014 Annual Incentive Plan are displayed below:

		Total Opportunity as a % of Salary (Cash)
					Actual Earned
Name*	Position	Thresh	Target	Max
Robert R. Hill, Jr.	CEO	55%	110%	165%	150%
John C. Pollok	Sr. EVP, COO, CFO	45%	90%	135%	123%
John F. Windley	President of South State Bank, CBO	30%	60%	90%	82%
Joseph E. Burns	Sr. EVP, CCO, CRO	30%	60%	90%	82%

*
Mr. Wayne Hall received incentive compensation at a level of 57% of base salary from a performance plan that is described on page 32 and 33 of this proxy statement.

        The primary objectives of the 2014 Annual Incentive Plan were to enhance shareholder value by focusing on operating earnings, growth, and soundness. Accordingly, subject to the conditions and limits described below, under the 2014 Annual Incentive Plan the Compensation Committee was allowed to determine the actual cash bonus amounts based on the following performance goals, weighted 25% for soundness and 75% for profitability.

  •
  Soundness: This component was based on the following measurements: attaining a level of non-performing-assets to total assets ("NPA level") that ranged from 0.95% to 1.05%, and achieving the specified asset quality test, which is defined as receiving a regulatory rating for asset quality of at least the previous year's rating or better. Although credit quality for the

    Company has progressively improved over the last few years, the soundness elements continue to be included as performance measurements in an effort to ensure that soundness is not sacrificed at the expense of growth or profitability and that appropriate focus is placed on continuing to improve credit-related issues.

  •
  Profitability: This measure was based on operating earnings per share ("Operating EPS"). Since growth in Operating EPS is a key component in building shareholder value, this element is weighted at 75%. Emphasis on this performance metric aligns the interests of the executive with those of the shareholder. Operating Earnings is a non-GAAP measure which excludes the after-tax effect of gains on acquisitions, OTTI (other than temporary impairment), and merger and branding-related expense. Ultimately, the Compensation Committee determined that the final Operating Earnings number may exclude revenue or expenses that it deems to be non-recurring. For 2014, the Company's diluted GAAP EPS was $3.08. Securities (gains) losses, net of tax, of $1,000 and merger and branding-related expenses, net of tax, of $16.2 million ($0.67 per share) were excluded in the calculation of Operating EPS, which was $3.75.

        The goals and the actual results of the 2014 Executive Incentive Plan are outlined in the table below:

	Soundness (25%)		Profitability (75%)
	2014 NPA Level (12.5%)	2014 Asset Quality (12.5%)	2014 Operating EPS
Threshold	1.05%	See Below*	3.40
Target	1%		3.66
Maximum	0.95%		3.80
Actual	0.81%	Achieved	3.75

*
Asset Quality must receive a regulatory rating of at least previous year or better.

        The 2014 NPA percentage was calculated as a percentage of total assets, excluding from the 2014 NPA numerator: (1) OREO associated with closed branches and property purchased to build branches that has been held for more than five years (which we refer to collectively as branch-related properties) (representing $8.5 million, or .11% of total assets) and (2) acquired loans (representing $7.6 million, or .10% of total assets). The Compensation Committee believes that the branch-related properties do not relate to credit losses and that the acquired loans do not reflect credit decisions made under the direction of the Company's management, and therefore do not reflect performance factors that the Compensation Committee intended the NPA level soundness measure to reflect. Non-acquired asset NPA's as of the 2014 year end were $36.5 million, which was significantly below the $50 million non-acquired asset NPA target that was used in determining the overall NPA target percentage for purposes of the 2014 Annual Incentive Plan. The Compensation Committee believes that the level of NPAs excluding branch related properties and acquired loans better reflects the performance of management. Thus, the Compensation Committee established the actual bonus amounts based on a maximum pay-out under the NPA level component of the soundness test (which represents 12.5% of the maximum potential bonus amounts).

        The 2014 Annual Incentive Plan was implemented under the 2012 Omnibus Stock and Performance Plan, which allows the Compensation Committee to structure awards to "covered employees" to meet the "qualified performance-based compensation" exception under Section 162(m) of the internal revenue code (the "tax code"). For 2014, the Compensation Committee approved an aggregate incentive pool under the Annual Incentive Plan equal to 15% of pre-tax net income, and set maximum incentive pool allotments for each of the participants. In addition, incentive payments under the 2014 Annual Incentive Plan were subject to the following "minimum performance triggers": a) net income sufficient to fully cover the cash dividends paid to the Company's shareholders, and b) a composite regulatory rating that is at least as high as the Company's most recent rating, and were limited to the amounts shown in the maximum column in the table above. Both of the minimum performance triggers were achieved for 2014.

2014 Long-Term Incentive Plan

        2014 Long-Term Incentive Plan opportunities as a percentage of salary for each of the NEOs and results under the 2014 plan are displayed below:

		Total Opportunity as a % of Salary (Restricted Stock Units)			Stock Options as a % of Salary
Name*	Position	Thresh	Target	Max	Thresh	Target	Max
Robert R. Hill, Jr.	CEO	41.25%	82.5%	123.75%	13.75%	27.5%	41.25%
John C. Pollok	Senior EVP, COO, CFO	33.75%	67.5%	101.25%	11.25%	22.5%	33.75%
John F. Windley	President of South State Bank, CBO	22.5%	45.0%	67.5%	7.5%	15.0%	22.5%
Joseph E. Burns	Sr. EVP, CCO, CRO	22.5%	45.0%	67.5%	7.5%	15.0%	22.5%

*
Mr. Wayne Hall was not a participant in the 2014 Long Term Incentive Plan. Details of Mr. Hall's compensation structure are outlined below and on page 33.

Long-Term Incentive Plan Performance-Based Goals and Annual Incentive Plan Performance-Based Goals

        The restricted stock units (RSUs) granted in 2014 have performance-based goals that will be measured as of December 31, 2016 and include the following:

•
Three-year cumulative operating EPS growth. This goal has a vesting weight of 67%. The threshold is 60.7%, the target is 79.60% and the maximum is 89.4%.

•
Operating Return on Tangible Equity. This goal has a vesting weight of 33%. The threshold is 14.99%, the target is at 15.66% and the maximum is at 15.98%.

        The RSUs will vest, and ultimately be settled in stock, based upon the performance as outlined in the goals above during the three years ending December 31, 2016. At the end of 2014, EPS growth was 18.7% and ROTE was at 16.1%. The grants are shown in the "Summary Compensation Table" at target level. RSUs are intended to meet the "qualified performance-based compensation" exception from the $1 million deduction limitation of Section 162(m) of the tax code. Vesting of the RSUs is subject to achievement of the minimum "performance triggers" as of December 31, 2016.

        The Compensation Committee also granted Incentive Stock Options in 2015 under the 2014 Long-Term Incentive Plan at the maximum level in recognition of the NEO's 2014 individual contributions. Specifically, Mr. Hill received 10,439 stock options. Other NEOs received between 2,522 and 6,101 stock options in recognition of their 2014 contributions. See "Equity Grant Practices" caption.

Individual Performance-Based Goals

        Under the 2014 Long-Term Incentive Plan, 25% of the value of the equity grants (at target levels) was determined based on non-formula based individual performance objectives for the stock option component. The individual performance objectives were based on implementation of actions to achieve long-term growth and profitability such as completion and successful integration of acquisitions, improvement in credit practices and measurements and other practices related to risk management, team building, and leadership development, succession planning and continuing to build upon Company culture.

Performance Plan for R. Wayne Hall

        Mr. Hall did not participate in the 2014 Executive Performance Plan due to his intent to retire June 30, 2015. After June 30, 2015, Mr. Hall will serve the Company in an advisory capacity until

July 23, 2018. Under his employment agreement, Mr. Hall's target bonus opportunity for 2014 performance was $200,000 with a maximum opportunity of $300,000.

        For 2014, it was determined that Mr. Hall's leadership was necessary to successfully complete the integration of the former First Federal Bank operations into South State Bank as well as the subsequent systems conversion between the two companies. In determining his bonus, the Compensation Committee considered those objectives, and applied a 50% weighting to the same corporate goals outlined in the discussion under 2014 Annual Incentive Plan and a 50% weighting to objectives relating to the integration of the two companies and the systems conversion. The Compensation Committee believes that Mr. Hall contributed to the successful integration and systems conversion, which the Compensation Committee believe was critical to the Company's long-term objectives and ability to increase value for shareholders. Mr. Hall was awarded 91% of his performance bonus maximum opportunity or $273,000.

Part 4—Other Aspects of South State's Executive Compensation Program

Benefits

  During 2014, the Company maintained various employee benefit plans that constitute a portion of the total compensation package available to the NEOs and all eligible employees of the Company. These plans consist of the following:

    Employees' Pension Plan—The NEOs, with the exception of Mr. Hall, are participants in a non-contributory defined pension plan which covers substantially all employees of the Company hired before January 1, 2006. Pension benefits are paid based upon age of the employee and years of service with the Company. The Plan was frozen in July 2009, and no further benefits are being accrued. See the Pension Benefits table and the accompanying footnotes and narrative for more information.

    Retirement Savings Plan—401(k)—Each of the NEOs are participants in a defined contribution plan which in 2014 permitted employees to contribute a portion of their compensation, on a tax-deferred basis, up to certain IRS compensation deferral amount limits applicable to a tax-qualified retirement plan. The Company matched 100% up to 5% of participants' deferrals (4% Safe Harbour, 1% discretionary).

    See the table in footnote 7 of the Summary Compensation Table.

    Health Care—The NEOs are eligible to receive medical and dental coverage that is provided to all eligible employees.

    Other Welfare Benefits—The NEOs receive sick leave, vacation and other benefits available to all eligible employees of the Company.

    The employee benefits for the NEOs discussed in the subsection above are determined by the same criteria applicable to all Company employees. These benefits help keep the Company competitive in attracting and retaining employees. The Company believes that its employee benefits are generally competitive with benefits provided by the Peer Group and consistent with industry standards.

    Supplemental Executive Retirement Plan—The Company provides a non-qualified supplemental executive retirement plan (a "SERP") for Mr. Windley, and certain other executives who are not NEOs. The Company elects to offer this type of incentive as a way to retain executives over the long term and to provide a partial offset to shortfalls in the percentage of income provided for retirement by its qualified retirement plans.

    In 2009, the Company made restricted stock grants that vest ratably and that become 100% vested at age 60 for Messrs.' Hill and Pollok and at age 65 for Mr. Burns. The use of these Long-Term Equity Grants helps to insure the executives' focus is on the long-term interests of the shareholders and motivates retention over a long-term period.

    Deferred Compensation Plan—We make available to selected members of our senior management group, including all NEOs and/or other selected employees who are highly compensated, the opportunity to elect to defer current compensation for retirement income or other future financial needs. The plan is a nonqualified deferred compensation plan that is designed to be exempt from certain ERISA requirements as a plan that covers a select group of management and certain other highly compensated employees. Each year participants can choose to have their compensation for the upcoming year reduced by a certain whole percentage amount ranging between 5% and 80% or by a specific dollar amount (in all cases, subject to a minimum value established by the Company). In addition, the Company may make matching or partially—matching contributions for participant deferrals. The Company may also make discretionary contributions for any or all participant(s). Both of these types of employer contributions would be subject to certain vesting requirements. There are also forfeiture provisions, which can result from unvested amounts existing at terminations or from materially incorrect earnings that are subsequently adjusted or corrected. Deferrals may be held by a trustee in a grantor (rabbi) trust and may be invested in funds that mirror deemed investments selected by the participants and offered pursuant to the plan. Such a trust would not isolate assets for the benefit of the participants. Consequently, distributions made under the plan will be made from the general assets of the bank which could be subject to claims of its creditors. Amounts deferred under the plan will generally be subject to income taxes payable by the participant in the year in which received (end of the deferral period), but these deferred amounts are subject to employment taxes in the year of deferral. In 2014, Mr. Hill and Mr. Windley elected to participate. No employer contributions have been made to this plan in 2014 or in the past.

    See the discussion entitled Deferred Compensation Plan for additional information beginning on page 43.

    Perquisites—The Company also provides limited perquisites to NEOs that are not available to all employees. Some examples of these include bank-owned automobiles, automobile allowances and club and membership dues. The values of these items are presented in the Summary Compensation Table under the heading All Other Compensation. The value attributable to any personal use of bank-owned automobiles is considered compensation to the executive and represents the aggregate incremental cost to the Company associated with that personal use. The Company and the Board of Directors believe that the use of each of these perquisites is helpful for the proper performance of the NEOs' duties.

Role of Shareholder Say on Pay Vote

        As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, we held an advisory vote on the compensation of our executive officers (the "Say on Pay Proposal") at our 2014 annual shareholders meeting. At the 2014 annual shareholders meeting, 83.49% of the votes cast on the Say on Pay proposal were cast in support of the compensation of the Company's named executive officers. A majority of the votes cast by our shareholders at the Company's 2011 annual meeting were in favor of holding this vote on a triennial frequency. Based on the results of this advisory vote, the Board of Directors for the Company elected a triennial frequency to conduct an advisory vote on compensation of the Company's named executive officers.

        While the 2014 shareholder vote reflected strong support for our executive compensation programs, the Compensation Committee, Board of Directors and executive management have continued to refine compensation programs in an effort to further align interest of the executives with those of the Company's shareholders and to strengthen the linkage of pay to performance.

Clawback Policy

        The Compensation Committee is committed to adopting a formal clawback provision for adjustment or recovery of incentive awards or payments in the event the performance measures upon which they are based are restated or otherwise adjusted in a manner that would reduce the size of an award or payment. The Committee intends to fully comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act regarding this issue once rulemaking has been completed with respect to these provisions. Until formal guidance is available, the Compensation Committee will seek to address any situation that may arise and determine the proper and appropriate course of action in fairness to shareholders and NEO award recipients.

Share Ownership Guidelines

        The Company's stock ownership guidelines call for NEOs to own equity representing a multiple of their salary and to retain this equity throughout their tenure. The specific share ownership guidelines are:

  •
  Chief Executive Officer—three times salary

  •
  Other NEOs—two times salary

        The Company's NEOs have five years from being named a NEO to comply with the stock ownership guidelines. As of the end of our fiscal year, all NEOs with the exception of Mr. Hall have exceeded their required ownership levels. Due to Mr. Hall's upcoming retirement in June 2015, he is exempt from the ownership guidelines. Beneficially owned shares include shares held by a named executive officer, directly or indirectly, and unvested shares of restricted stock, as to which the executive officers have full voting privileges, but exclude vested and unexercised stock options. Until the stock ownership guidelines are achieved, the sale or transfer of shares of the Company's common stock is restricted.

Equity Grant Practices

        To address volatility concerns, the 30-day moving average of the Company's stock was utilized to determine the number of restricted shares to be issued under the Executive Performance Plan for 2014. The 30-day average is defined as the last 30 trading days preceding the last business day of the prior month. Stock option values were determined based upon Black Scholes Valuation methodology as of the last day of the preceding quarter. This value was divided into the dollar amount of options that an executive was to receive to quantify the number of options granted to an executive. The calculated number of shares or stock options is issued with an exercise price equal to the stock price on the date of the grant.

Employment and Non-Competition Agreements

        The purpose of these agreements is to attract and retain highly qualified executive officers, recognizing that termination and change in control protections are commonly provided at comparable companies with which we compete for executive talent. In addition, the Compensation Committee believes change in control protections enhance the impartiality and objectivity of the NEOs in the event of a change in control transaction and better ensure that shareholder interests are protected. Finally, these agreements include non-competition provisions that further protect the company should the NEO elect to pursue other employment opportunities. Each of our NEOs has an employment agreement. The agreements provide for the following:

  •
  Term of Employment.  The employment agreements for Messrs. Hill, Pollok, Windley, and Burns have a term of employment of three years from the effective date of the agreement. On each anniversary date of the effective date of the agreement, the term of the agreement is automatically extended for an additional year unless at least 60 days prior to the anniversary date either party gives the other party written notice of non-renewal. The term of Mr. Hall's employment agreement is different due to his joining the Company as a result of the FFHI merger and his desire to transition into an advisory role. Mr. Hall's employment agreement provides for him to continue regular employment through June 30, 2015 and then serve in an advisory capacity through July 23, 2018.

  •
  Reimbursement of Expenses.  The Company will reimburse the executive all reasonable travel and other business related expenses incurred in performing duties under the agreement.

  •
  Vacation and Sick Leave.  The Company will provide vacation and sick leave to the executive in accordance with policies and procedures established from time to time.

  •
  Employee Benefit Plans.  The executive is entitled to participate in the employee benefit plans presently in effect or as these plans may be modified or added from time to time.

  •
  Incentive Bonus Plans.  The executive is entitled to participate in the incentive bonus plans, applicable to his employment position, in accordance with policies and procedures established from time to time.

  •
  Fringe Benefits.  The Company will reimburse the executive for the cost of attending required meetings and conventions and will cover membership dues to an approved country club. In addition, Mr. Hill, Mr. Pollok, Mr. Windley, Mr. Hall and Mr. Burns are provided the use of a bank-owned automobile.

  •
  Termination of Employment.  See the discussion below entitled "Potential Payments upon Termination or Change in Control" for a description of the payments that may be due to each executive upon termination of employment.

  •
  Non-compete.  The period of non-compete for the executive runs during the period of employment and for a designated period of time following termination of employment. If the executive is found to violate the covenants contained in the agreement, the non-compete period will be extended for a period equal to the amount of time the executive is found to have been in non-compliance. If Mr. Hill is terminated for cause according to his agreement, the non-compete period is abbreviated and ends 12 months after the date of termination.

        See the discussion entitled "Potential Payments upon Termination or Change in Control," which provides the amount of compensation each executive would receive under various termination events based upon the employment agreements.

162(m) Tax Considerations

        Internal Revenue Service Code Section 162(m) and related regulations disallow a tax deduction to public corporations for annual compensation, other than performance-based compensation, over $1 million paid to a chief executive officer or to any of the other three most highly compensated NEOs (excluding the company's Chief Financial Officer). The Compensation Committee considers the impact of those regulations in connection with its decisions regarding the compensation of our NEOs. The 2014 RSU awards and the 2014 Annual Incentive Plan described above are intended to qualify for the "qualified performance-based compensation" exemption from the $1 million deduction limitation of Section 162(m).

        The Compensation Committee monitors, and will continue to monitor, the effect of Section 162(m) on the deductibility of NEO compensation. The Compensation Committee weighs the benefits of deductibility with the other objectives of the Company's executive compensation program and, accordingly, may from time to time approve compensation that is not fully deductible under Section 162(m). In addition, due to the complexity of the 162(m) regulations, elements of compensation that the Company believes are deductible may ultimately not be deductible.

Risk Assessment of Compensation Programs

        As part of an annual practice, the Compensation Committee reviewed and discussed a compensation risk assessment performed by the Company's Incentive Risk Committee. The Incentive Risk Committee is chaired by the Chief Risk Officer and composed of representatives from Risk, Compliance, Audit, Accounting, and Human Resources. This risk assessment process included a review of the design and operation of the Company's eleven incentive compensation programs. It also identified and evaluated situations or compensation elements that could raise material risks. The Incentive Risk Committee met in 2014 and then presented the findings of the review to the Compensation Committee at its October 2014 meeting. The conclusion was that the Company's compensation policies and practices do not create risks that are likely to have a material adverse effect that would cause plan participants to take unnecessary risks.

Transactions in Company Securities

        In general, SEC rules prohibit uncovered short sales of shares of the Company's common stock by its executive officers, including the NEOs. Accordingly, the Company's insider trading policy prohibits short sales of shares of the Company's common stock by its executive officers, including the NEOs, and discourages all employees from engaging in any hedging transactions relating to the Company's common stock. The policy also requires all affiliates and insiders to consult with the Company's Treasurer or Chief Executive Officer if they intend to engage in any hedging transactions involving the Company's common stock. In 2014, no executive officer consulted with the Company's Treasurer or Chief Executive Officer regarding hedging transactions.

COMPENSATION COMMITTEE REPORT

        The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402 (b) of Regulation S-K with management and, based on such review and discussions, has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and be incorporated by reference into the Company's 2014 Annual Report on Form 10-K.

        This report is provided by the following independent directors, who comprise the Compensation Committee:

Cynthia A. Hartley, Chair
Paula Harper Bethea
M. Oswald Fogle
Alton C. Phillips
James W. Roquemore
B. Ed. Shelley, Jr.

 SUMMARY COMPENSATION TABLE

        The following table summarizes for the fiscal years ended December 31, 2014, 2013 and 2012, the current and long-term compensation for the Chief Executive Officer, the current Chief Financial Officer and the three most highly compensated executive officers other than the Chief Executive Officer and Chief Financial Officer. Each component of compensation is discussed in further detail in the footnotes following the table.

Name and Principal Position	Year	Salary ($) (1)	Bonus ($) (2)	Stock Awards ($) (3)	Option Awards ($) (4)	Non-Equity Incentive Plan Compensation ($) (5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (6)	All Other Compensation ($) (7)	Total ($)
Robert R. Hill, Jr.	2014	$700,000	$—	$571,488	$193,495	$1,051,875	$47,903	$77,559	$2,642,320
Chief Executive Officer	2013	645,000	—	805,913	117,998	770,000	—	62,777	2,401,688
	2012	520,000	—	262,795	107,135	457,600	25,440	42,683	1,415,653
John C. Pollok	2014	500,000	—	333,952	119,830	614,732	44,583	61,919	$1,675,016
Senior Executive Vice President,	2013	442,000	—	476,697	72,562	476,667	—	52,828	1,520,754
Chief Financial Officer and Chief Operating Officer	2012	335,000	—	171,228	65,459	281,400	23,803	33,560	910,450
John F. Windley	2014	335,000	—	149,175	61,570	274,580	71,256	30,516	$922,097
President of South State Bank	2013	315,000	—	305,495	51,763	245,667	93,265	26,293	1,037,483
and Chief Banking Officer	2012	275,000	—	116,967	47,705	200,750	92,337	13,533	746,292
Joseph E. Burns	2014	310,000	—	138,045	56,978	254,089	34,708	40,104	$833,924
Senior Executive Vice President,	2013	295,000	—	292,386	49,883	227,333	—	39,105	903,707
Chief Credit Officer and Chief Risk Officer	2012	265,000	—	98,965	43,200	193,450	20,368	30,298	651,281
R. Wayne Hall	2014	475,000	—	—	—	273,000	—	19,827	$767,827
President of South State	2013	203,405	500,000	375,000	—	285,000	—	13,045	1,376,450
Corporation	2012	—	—	—	—	—	—	—	—
(1)
Consists of total salary compensation, including all amounts that have been deferred at the officers' election. During 2014 and 2013, Mr. Hill deferred $340,833 and $134,547, respectively and Mr. Windley deferred $23,310 and $18,548, respectively into the deferred compensation plan (see description of plan on page 34).

(2)
Mr. Hall received a bonus payment pursuant to his employment agreement dated February 19, 2013 that became payable effective upon the closing of the merger between the Company and FFHI in July of 2013.

(3)
Beginning in 2013, the Company awarded performance-based restricted stock units to its executive officers (with the exception of Mr. Hall). These grants are both performance and time vested over a three year performance period. The Company communicates threshold, target, and maximum performance RSU awards and performance targets to the executives at the beginning of a performance period. The restricted stock units vest at the end of the three year period based on the level of performance achieved. Mr. Hall received a grant of Restricted Stock Units pursuant to his employment agreement dated February 19, 2013. In addition, from time to time, the Company has awarded shares of restricted stock to its executive officers. The shares of restricted stock the Company awarded to the NEOs during 2014, 2013 and 2012 cliff vest at 100% on the fourth anniversary of the award, subject to the continued employment of the officer. The market value of the restricted stock units as well as the restricted shares is determined by the closing market price of the Company's Common Stock on the date of grant. See discussion of assumptions used in the valuation of the stock awards in Note 19, "Share-based Compensation" in the Company's Annual Report on Form 10-K for the year ended December 31, 2014.

(4)
The value of the stock option awards shown above equals the grant date fair value in accordance with FASB ASC Topic 718. See discussion of assumptions used in the valuation of the stock awards in Note 19, "Share-based Compensation" in the Company's Annual Report on Form 10-K for the year ended December 31, 2014.

(5)
Reflects the dollar value of all amounts earned during the fiscal year pursuant the performance based non-equity incentive plans.

(6)
Includes the change in pension value to the NEOs with the exception of Mr. Windley. In 2014, Mr. Windley's includes the change in pension value in addition to the SERP accrual of $49,238. It also includes the portion of income earned during the fiscal year in the nonqualified deferred compensation plan exceeding 120% of the applicable long-term federal rate ("AFR"). During 2014, nonqualified deferred compensation plan balances experienced an unrealized loss; therefore, there was no income exceeding 120% of the AFR.

(7)
The following table provides all other compensation:

Name	Matching Contributions to Employee Savings Plan	Life Insurance and Long-term Disability Premium	Dividends on Unvested Restricted Stock	Memberships	Imputed Taxable Value of Vehicles	Other Cash	Total
Robert R. Hill, Jr.	$14,583	$1,860	$56,783	$2,376	$1,957	$—	$77,559
John C. Pollok	14,583	1,860	40,032	—	5,444	—	61,919
John F. Windley	13,000	1,860	14,702	—	954	—	30,516
Joseph E. Burns	13,000	1,780	20,744	3,180	1,400	—	40,104
R. Wayne Hall	13,992	1,860	—	—	3,975	—	19,827

GRANTS OF PLAN BASED AWARDS

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Possible Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#) (3)	All Other Options Awards: Number of Securities Underlying Options (#) (4)	Exercise or Base Price of Options Awards ($/Sh) (5)	Grant Date Fair Value of Stock and Options Awards ($) (6)
		Approval of Award Date
Name	Grant Date		Thres- hold ($)	Target ($)	Maximum ($)	Thres- hold (#)	Target (#)	Maxi- mum (#)
Robert R. Hill, Jr.	1/22/14	1/22/14							—	7,247	$66.32	$193,495
	n/a	n/a	385,000	770,000	1,155,000	8,127	16,254	24,379
John C. Pollok	1/22/14	1/22/14							—	4,488	66.32	119,830
	n/a	n/a	225,000	450,000	675,000	4,750	9,498	14,248
John F. Windley	1/22/14	1/22/14							—	2,306	66.32	61,570
	n/a	n/a	100,500	201,000	301,500	2,121	4,243	6,364
Joseph E. Burns	1/22/14	1/22/14							—	2,134	66.32	56,978
	n/a	n/a	93,000	186,000	279,000	1,963	3,926	5,889
(1)
These amounts represent ranges of the possible performance-based cash bonuses that could have been paid in 2015 based on 2014 results pursuant to the Executive Incentive Plan. The actual bonuses paid are displayed under Non-Equity Incentive Plan Compensation within the Summary Compensation Table. The threshold amount is currently 55.0% for Mr. Hill, 45.0% for Mr. Pollok, and 30.0% for all other NEOs, as this is the minimum payout that can occur under the program. The incentive target level is determined as the aggregate dollar amount derived from the executive officers' target bonuses expressed as a percent of annual salary. This target percentage is currently 110.0% for Mr. Hill, 90.0% for Mr. Pollok, and 60.0% for all other NEOs. The maximum incentive is 135.0% for Mr. Hill, 135.0% for Mr. Pollok, and 90.0% for all other NEOs. The 2014 Executive Incentive Plan is further described in the section entitled Compensation Discussion and Analysis.

(2)
These amounts represent ranges of the possible performance-based restricted stock to be granted on the three-year performance period (2013-2015) under the Executive Incentive Plan. Also included are the stock options granted under the Executive Incentive Plan based upon non formula based individual objectives. The 2014 Executive Incentive Plan is further explained in the Compensation Discussion and Analysis section of this Proxy Statement.

(3)
Stock award shares granted in 2014 (as equity incentive plan awards for performance in 2013) cliff vest at 100% after 4 years.

(4)
All other options awards are granted based upon achievement of individual performance goals. Stock options vest ratably (25% per year) over four years.

(5)
The exercise or base price of options and stock awards is established as the closing market price of the Company's Common Stock on the grant date.

(6)
This amount represents the fair market value of all restricted stock and option awards made during the fiscal year 2014. The fair market value for stock awards is based on the closing market price of the stock on the date of grant. The fair value of options is estimated at the date of grant using the Black-Scholes option pricing model. The fair value for the options issued on January 22, 2014 was $31.32 per share. The following assumptions were used in valuing options issued:

Assumptions
January 22, 2014
Dividend yield	1.30%
Expected life	6 years
Expected volatility	45%
Risk-free interest rate	2.11%

 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)		Equity Incentive Plan Awards Number of Securities Underlying Unexercised Unearned Options (#)	Options Exercise Price ($)	Options Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (2) (8)	Market Value of Shares or Units of Stock That Have Not Vested (3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Robert R. Hill, Jr.	8,761	—			39.74	1/2/2017	42,912	$2,878,537	27,051	$1,814,581
	7,401	—			31.50	1/2/2018
	9,016	—			27.57	1/22/2019
	9,307	—			31.10	1/21/2020
	7,994	—			37.66	3/18/2020
	6,249	2,083	(4)		32.46	1/27/2021
	4,637	4,638	(5)		31.75	1/26/2022
	1,883	5,651	(6)		41.45	1/24/2023
	—	7,247	(7)		66.32	1/22/2024
John C. Pollok	3,937	—			31.83	1/6/2016	32,993	$2,213,170	15,643	$1,049,332
	4,081	—			39.74	1/2/2017
	3,364	—			31.50	1/2/2018
	5,246	—			27.57	1/22/2019
	5,425	—			31.10	1/21/2020
	4,023	—			35.20	2/15/2020
	3,636	1,212	(4)		32.46	1/27/2021
	2,833	2,834	(5)		31.75	1/26/2022
	1,158	3,475	(6)		41.45	1/24/2023
	—	4,488	(7)		66.32	1/22/2024
John F. Windley	2,100	—			31.83	1/6/2016	10,529	$706,285	7,969	$534,561
	3,583	—			39.74	1/2/2017
	3,135	—			31.50	1/2/2018
	3,304	—			27.57	1/22/2019
	3,417	—			31.10	1/21/2020
	2,818	—			35.20	2/15/2020
	2,290	764	(4)		32.46	1/27/2021
	2,065	2,065	(5)		31.75	1/26/2022
	826	2,479	(6)		41.45	1/24/2023
	—	2,306	(7)		66.32	1/22/2024
Joseph E. Burns	2,625	—			31.97	1/31/2015	17,386	$1,166,253	7,480	$501,758
	2,887	—			31.83	1/6/2016
	2,887	—			39.74	1/2/2017
	2,676	—			31.50	1/2/2018
	2,920	—			27.57	1/22/2019
	3,020	—			31.10	1/21/2020
	2,274	—			35.20	2/15/2020
	2,023	675	(4)		32.46	1/27/2021
	1,870	1,870	(5)		31.75	1/26/2022
	796	2,389	(6)		41.45	1/24/2023
	—	2,134	(7)		66.32	1/22/2024
R. Wayne Hall	—	—			—		—	$—	4,630	$310,580
	—	—			—

All options listed above vest at a rate of 25% per year over the first four years of a 10-year option term.

(1)
Figures shown represent the total number of shares subject to unexercised options held by the NEOs at year-end 2014. Also displayed is the number of shares subject to options that were exercisable (vested) and unexercisable (unvested) at year-end 2014. The number of options granted and the options exercise price have been adjusted to reflect all applicable stock dividends.

(2)
The number of shares of restricted stock granted has been adjusted to reflect all applicable stock dividends.

(3)
Market value is based on a closing price of $67.08 as of December 31, 2014, the last business day of the fiscal year.

(4)
Option awards vest at a rate of 25% per year with remaining a vesting date of January 27, 2015.

(5)
Option awards vest at a rate of 25% per year with remaining vesting dates of January 26, 2015 and January 26, 2016.

(6)
Option awards vest at a rate of 25% per year with remaining vesting dates of January 24, 2015, January 24, 2016 and January 24, 2017.

(7)
Option awards vest at a rate of 25% per year with remaining vesting dates of January 22, 2015, January 22, 2016, January 22, 2017 and January 22, 2018.

(8)
The stock awards that have not vested comprise the following grants and vesting periods: The January 27, 2011, January 26, 2012, and January 24, 2013 grants cliff vest 100% in year 4. The January 22, 2009 grant to Mr. Hill, Mr. Pollok and Mr. Burns, vests on December 31 of each year with final vesting at the end of the month in which the executive reaches his retirement age of 60 years old for Mr. Hill and Mr. Pollok, and age 65 years old for Mr. Burns. Mr. Burns received an additional grant on January 22, 2009 which cliff vests 100% in year seven as long as he remains an employee of the Company.

OPTIONS EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized On Exercise ($) (1)	Number of Shares Acquired on Vesting (#) (2)	Value Realized On Vesting ($) (3)
Robert R. Hill, Jr.	7,300	$226,894	5,127	$326,778
John C. Pollok	3,937	119,167	3,369	212,996
John F. Windley	1,575	44,539	1,184	70,318
Joseph E. Burns	—	—	1,945	123,127

(1)
Value realized is based on the difference between the closing price on the date of exercise and the options exercise price.

(2)
Reflects the vested shares that were received pursuant to the stock based benefit plan by each named executive officer that in the case of these awards either, (1) vest at 100% in year 4 or (2) vest on December 31 of each year with final vesting at the end of the month in which Mr. Hill and Mr. Pollok reaches their retirement age of 60 years old, and age 65 years old for Mr. Burns.

(3)
Value realized is based on the market value of the underlying shares on the vesting date.

 PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service (#) (1)	Present Value of Accumulated Benefits ($) (2)	Payments During Last Fiscal Year ($)
Robert R. Hill, Jr.	Defined Benefit Pension Plan	14	$199,943	$—
John C. Pollok	Defined Benefit Pension Plan	14	191,284	—
John F. Windley	Defined Benefit Pension Plan	8	153,483	—
	Supplemental Executive Retirement Plan	4	356,426	—
Joseph E. Burns	Defined Benefit Pension Plan	9	219,905	—

(1)
Number of years credited service for the Defined Benefit Pension Plan equals the actual years of service for each named executive officer. Mr. Windley entered into the SERP on January 2, 2003 and his number of years credited service began on that date.

(2)
Pension plan amounts reflect the present value of the accumulated benefit at December 31, 2014. See Note 18 of the Company's financial statements included in Form 10-K for the assumptions used for the defined benefit plan.

        The Defined Benefit Pension Plan is described in Compensation Discussion and Analysis—Employee & Executive Benefits—Employee's Pension Plan.

Supplemental Executive Retirement Plan

        As of December 31, 2014, the SERP agreement of Mr. Windley provided for a supplemental executive retirement benefit payout under one of five scenarios: normal retirement, early termination, disability, and change in control or early retirement benefit.

Normal and Early Retirement Benefit

        The following table provides the normal retirement age, reduced benefit retirement age (if applicable), base benefit amount, and payout period:

Name	Normal Retirement Age	Early Retirement Age	Base Benefit Amount	Payout Period in Years
John F. Windley	65	n/a	$50,000	15

        The exact amount of benefits would be generally determined by reference to the number of calendar years after 2002 in which the Company satisfied specified performance measures, namely that the Company's net income after taxes and its total assets grew in the aggregate by an amount that would be at least equal to annualized growth of 6% and 7%, respectively. If the named executive officer had retired at normal retirement age as of December 31, 2014, he would have been entitled to 100% of his maximum annual retirement benefit based on this performance measure. A smaller annual benefit, payable over the 15-year period after the executive attains his normal retirement age, will become payable if his employment is terminated prior to attaining retirement age for any reason other than death or for cause.

Benefit at Death

        If the executive dies, the Company will be required to pay his beneficiary a lump sum death benefit of $250,000 plus annual payments as presented below:

Name	Normal Retirement Age	Early Retirement Age	Base Benefit Amount	Payout Period in Years
John F. Windley	65	n/a	$50,000	10

Noncompetition

        Mr. Windley will forfeit his retirement benefits under the SERP if he competes with the Company during the 18 months following termination of his employment.

        The Company's obligations under the agreements are general unsecured obligations of the Company, although the agreements require the Company to establish a grantor ("rabbi") trust for such benefits following a change in control.

DEFERRED COMPENSATION PLAN

        The Company has adopted a deferred compensation plan in which selected members of senior management, including executive officers, and/or other highly compensated employees, have the opportunity to elect to defer current compensation for retirement income or other future financial needs. Only eligible employees, as approved by the Compensation Committee, may participate in the plan. Each year participants can choose to have portions of their compensation for the upcoming year deferred by a certain whole percentage amount ranging between 5% and 100%. Deferrals are recorded in a bookkeeping account which is adjusted to reflect hypothetical investment earnings and losses of investment funds selected by the plan participant among those offered pursuant to the plan. Payments made under the plan will be made from the general assets of the Company, and will be subject to claims of its creditors. Amounts payable under the plan are payable at the future times (or over the periods) designated by plan participants upon their enrollment in the plan and their annual renewal of enrollment.

        The investment options available to an executive under the deferred compensation plan are listed below along with their annual rate of return for the calendar years ended December 31, 2014, 2013 and

2012, as reported by the administrator of the deferred compensation plan. The rates assume that 100% of the participant's contribution was deferred as of the first business day of 2014.

	Rates of Return
Name of Fund	2014	2013	2012
Vanguard Prime Money Market	0.01%	0.02%	0.04%
Harbor Bond	4.78%	–1.46%	9.32%
Columbia Dividend Income	12.68%	28.65%	11.15%
Vanguard 500 Index Sig	13.64%	32.33%	15.97%
Mainstay Large Cap Growth	10.54%	36.94%	13.21%
Goldman Sach MC Value	13.25%	32.43%	18.03%
T. Rowe Price Mid Cap Growth	13.16%	36.89%	13.91%
Diamond Hill SC	4.60%	39.70%	12.88%
Columbia Acorn USA	3.61%	32.72%	18.98%
Amer Fds EuroPacific R5	–2.35%	20.54%	19.57%
T. Rowe Price New Horizons	6.10%	49.11%	N/A
Templeton Global Bond	1.84%	N/A	N/A
PIMCO Commodity Real Return	–18.06%	N/A	N/A
Vanguard REIT Index	30.32%	N/A	N/A
Vanguard Short-Term Bond	1.86%	N/A	N/A

        The table below summarizes the amounts in each named executive officer's deferred compensation savings plan:

Name	Executive Contributions in Last FY ($) (1)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($) (2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Robert R. Hill, Jr.	$340,833	$—	$—	$—	$614,514
John F. Windley	23,310	—	—	—	161,671
Joseph E. Burns	—	—	—	—	13,906

(1)
Includes the total compensation to the above NEOs for which payment was deferred in 2014. These amounts also comprise part of the amounts in the Salary column of the Summary Compensation Table.

(2)
Includes total loss in 2014 on the aggregate balance in the named executive officer's deferred compensation plan.

 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

        The Company has entered into certain agreements and maintains certain plans that will require the Company to provide compensation to NEOs of the Company in the event of a termination of employment or a change in control of the Company.

        The amounts of total compensation payable to each NEO upon voluntary termination without good reason, voluntary termination for good reason, termination by Company without cause, termination by Company for cause, normal retirement, early retirement, termination due to disability, termination due to death and termination associated with a change in control are shown in the tables below. The amounts assume that such termination was effective as of December 31, 2014 (the last day of the fiscal year), and thus include amounts earned through such time and are estimates of the amounts that would have been paid out to the executives upon their termination as of such date. The actual amounts to be paid out can only be determined at the time of such executive's separation from the Company.

        For purposes of employment agreements for the named executive officers, the term "cause" is defined below:

    "Cause" generally means: (A) the repeated failure of Employee to perform his responsibilities and duties; (B) the commission of an act by Employee constituting dishonesty or fraud against the Company or the Bank; (C) being charged with a felony; (D) habitual absenteeism; (E) Employee is determined to have been on the job while under the influence of alcohol, unauthorized or illegal drugs, prescription drugs that have not been prescribed for the Employee, or other substances that have the potential to impair the Employee's judgment or performance; (F) the commission of an act by Employee involving gross negligence or moral turpitude that brings the Company or any of its affiliates into public disrepute or disgrace or causes material harm to the customer relations, operations or business prospects of the Company or its affiliates; (G) bringing firearms or weapons into the workplace; (H) the Employee's failure to comply with policies, standards, and regulations of Company; (I) the Employee's engagement in conduct which is in material contravention of any federal, state or local law or ordinance other than a minor offense which does not reflect or impact upon the Employer or Bank; (J) the Employee's engagement in conduct which is unbecoming to or inconsistent with the duties and responsibilities of a member of management of the Employer; or (K) the Employee engaging in sexual or other form of illegal harassment.

        For purposes of employment agreements for Messrs. Hill, Pollok, Windley, and Burns, the terms "good reason", "disability", "change of control" and "total compensation" are defined below:

  (a)
  "Good reason" means, without Employee's written consent, the occurrence of any of the following circumstances unless such circumstances are fully corrected within 30 days after Employee notifies the Company in writing of the existence of such circumstances as hereinafter provided:

  i.
  the assignment to Employee of any duties, functions or responsibilities other than those contemplated by the employment agreement or materially inconsistent with the position with the Company that Employee held immediately prior to the assignment of such duties or responsibilities or any adverse alteration in the nature or status of Employee's responsibilities or the condition of Employee's employment from those contemplated in the employment agreement;

  ii.
  a reduction by the Company in Employee's total compensation or as it may be increased from time to time, except for across-the-board salary reductions similarly affecting all management personnel of the Company;

    iii.
    the relocation of the Company's headquarters to a location more than fifty miles from its current location in Columbia, South Carolina, or the Company's requiring Employee to be based anywhere other than the Company's offices at such location, except for required travel on Company business;

    iv.
    the failure by the Company to pay Employee any portion of Employee's compensation within the time guidelines established pursuant to standard Company policies, or any other material breach by the Company of any other material provision of the employment agreement; or

    v.
    the giving of notice by the Company of non-renewal of the employment agreement.

  (b)
  "Disability" means disability suffered by Employee for a continuous period of at least three months or any impairment of mind or body that is likely to result in a disability of Employee for more than six months during any twelve-month period.

  (c)
  "Change of Control" means the occurrence of one of the following:

  i.
  A change in ownership of the Company occurs on the date that any one person, or more than one person acting as a group (as determined in Paragraph (i)(5)(v)(B) of Treasury Regulation Section 1.409A-3), acquires ownership of more than 50% of the total fair market value or total voting power of the Company or Bank other than (A) with respect to the Bank, the Company (B) a trustee or other fiduciary holding securities under an employee benefit plan of the Company, (C) employee or a group of persons including Employee, and (D) an underwriter or group of underwriters owning shares of common voting stock in connection with a bona fide public offering of such shares and the sale of such shares to the public;

  ii.
  A change in the effective control of the Company occurs on the date that (a) a person, or more than one person acting as a group (as determined in Paragraph (i)(5)(v)(B) of Treasury Regulation Section 1.409A-3), acquires ownership (or having acquired during the 12-month period ending on the date of his most recent acquisition) of 30% or more of the total voting power of the stock of the Company or Bank, or (b) a majority of the members of the Company's board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Company's board of directors prior to the date of appointment or election, provided that the Company is a corporation for which there is no majority shareholder.

  iii.
  A change in the ownership of a substantial portion of the Company's assets occurs on the date that any one person, or more than one person acting as a group (as determined in Paragraph (i)(5)(v)(B) of Treasury Regulation Section 1.409A-3), acquires (or having acquired during the 12-month period ending on the date of his most recent acquisition) assets from the Company that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition. For purposes of this provision, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

        This definition of Change in Control is intended to fully comply with the definition of a change in control event as set forth in Treasury Regulation Section 1.409A-3(i)(5).

  (d)
  "Total Compensation" for Messrs. Hill, Pollok, Windley, and Burns includes the employee's base salary, the greater of the employee's annual bonus for the fiscal year preceding the year in which the executive's employment terminates or the average bonus for the five years preceding the year of termination, and the amount the Company contributes toward the employee's health and dental insurance premiums. For Mr. Hill, total compensation also includes the value associated with the personal use of a company-owned automobile and reimbursement for country club dues and other such dues and fees as may be approved by the board.

        For purposes of employment agreements for Mr. Hall, the terms "good reason" and "disability" are defined below:

  (a)
  "Good Reason" shall mean: A) a material reduction by the Company in employee's base salary as in effect on the Effective Date (defined below) or as it may be increased from time to time, except for across-the-board salary reduction similarly affecting management personnel of the Company; B) the Company requiring Employee to be based more than fifty miles from his current location in Charleston, South Carolina; provided, however, that the relocation of Employee to the Company's headquarters shall not trigger Good Reason; or C) material breach by the Company of any material provision of Mr. Hall's agreement.

  (b)
  "Disability" means disability suffered by Employee for a continuous period of at least six months or any impairment of mind or body that is likely to result in a disability of Employee for more than three months during any twelve-month period.

        The following table outlines certain differences between each agreement for Messrs. Hill, Pollok, Windley, and Burns:

Name	Base Salary	Change in Control Payout Multiple	Non-Compete Period (Months)
Robert R. Hill, Jr.	$700,000	.99 times	24
John C. Pollok	$500,000	2.5 times	24
John F. Windley	$335,000	2 times	18
Joseph E. Burns	$310,000	2 times	12

        Mr. Hall's agreement in effect as of December 31, 2014, provides for the following in the event the Company terminates the employee's employment without cause or the employee resigns for Good Reason, as defined above: continued payment of salary through the fifth anniversary of the FFHI merger closing date, July 26, 2013 ("Effective Date"), contributions to the Executive's COBRA premium equal to the same monthly amount for health and dental insurance coverage as it would if he were an active employee for a period of the lesser of twelve months and the period between the date of termination of employment and the fifth anniversary of the Effective Date, plus immediate vesting of all unvested Restricted Stock Units. If Mr. Hall's employment is terminated due to death, disability or for cause, the Company shall have no further obligation to Employee. In the event of termination without Cause or resignation for Good Reason, Mr. Hall will be subject to a noncompetition period ending on the fifth anniversary of the Effective Date.

        Mr. Hill is the only named executive officer entitled to receive compensation for his noncompete agreement with the Company. His noncompete agreement is set for a 24 month period starting on the termination date. He would be entitled to two years of his Total Compensation package, as defined in the Total Compensation definition (Item d) above, paid in two equal lump sums, the first at time of termination and the second on the first anniversary of termination. Should he violate any of the covenants listed in the noncompetition agreement, no payments that are still due will be paid and the Company has the right to secure an injunction for damages to recover any previous payments made under the agreement.

        On January 22, 2009, the Company established an equity based retirement benefit represented by grants of restricted stock to Messrs. Hill, Pollok and Burns. The grants replaced prior SERP agreements and are intended to provide similar economic benefit to the executives and more closely align the interests of these executives with the long-term profitability of the Bank, the Company and its shareholders. Each restricted stock grant vests on December 31 of each year with final vesting at the end of the month in which the executive reaches his retirement age of 60 years old. Mr. Hill was granted 30,780 shares of restricted stock with final vesting on October 31, 2026. Mr. Pollok was granted 28,265 shares of restricted stock with final vesting on October 31, 2025. Mr. Burns was granted 10,555 shares of restricted stock with final vesting on August 31, 2019. The fair value per share of the stock granted was $27.57 on January 22, 2009.

        The Company has individual SERP agreements established on or about November 1, 2006 and amended on December 31, 2008, by and between the Bank and John F. Windley and certain other executives. Although benefits under the SERP arrangements are defined for retirement and early retirement, we do not present these payout estimates in the following tables. None of the named executive officers would be eligible to receive such payments due to the age of the officers on December 31, 2014. The earliest a retirement benefit could be provided to any of the current named executive officers—currently Mr. Windley—would be in 2018.

        The following tables provide the potential payments upon termination for all relevant scenarios as of December 31, 2014.

Robert R. Hill, Jr.

        The following table describes the potential payments upon termination for various reasons for Robert R. Hill, Jr., the Company's Chief Executive Officer.

Compensation and/or Benefits Payable Upon Termination	Voluntary Termination by Employee Without Good Reason (1)	Voluntary Termination by Employee for Good Reason (not CIC related) (2)	Involuntary Termination by Company w/out Cause (2)	Involuntary Termination by Company For Cause (3)	Termination in the Event of Disability (4)	Termination in the Event of Death (5)	Qualifying Termination Following a Change in Control (6)
Robert R. Hill, Jr.
Compensation
Cash Severance	$—	$1,470,000	$1,470,000	$—	$1,470,000	$1,470,000	$1,455,300
Noncompete Payments	2,940,000	2,940,000	2,940,000	—	—	—	2,940,000
Intrinsic Value of Unvested Stock Options	—	—	—	—	386,317	386,317	386,317
Intrinsic Value of Unvested Restricted Stock/Units	—	—	—	—	2,131,914	2,755,311	2,755,311
Benefits & Perquisites
Equity Based Retirement Benefit(7)	—	—	—	—	1,370,042	1,370,042	1,370,042
Medical & Dental Insurance	19,104	28,655	28,655	—	19,104	9,552	28,560
Company Car and Club Dues	8,519	12,778	12,778	—	4,259	4,259	12,735
Tax Gross Up(8)	—	—	—	—	—	—	1,656,364

Total Benefit	$2,967,622	$4,451,433	$4,451,433	$—	$5,381,636	$5,995,481	$10,604,629

(1)
The Executive is entitled to Base Salary through the date of termination and payment of Total Compensation for noncompetition for two years. Total compensation consists of base salary, the greater of the average prior five year bonuses or the last year prior bonus, annual medical and dental benefits, and club memberships, auto allowance, and the expense of attending conferences/meetings in the past twelve months.

(2)
The Company shall continue to pay to the Executive his Total Compensation for a period of twelve months in accordance with the Company's customary payroll practices. The Executive will also receive payment for noncompetition.

(3)
The Company shall have no further obligation to the Executive. The noncompetition agreement will be in force for a period of twelve months with no payments due to the Executive.

(4)
The Company will pay to the Executive an amount equal to twelve months' Total Compensation in a lump sum, and will continue medical and dental benefits for a twelve-month period on the same basis as in effect on the date of Disability. Option Awards and Restricted Stock Awards will be fully accelerated based on 100% of remaining non-vested shares. Performance Restricted Stock Units will vest pro-rata, the numerator of which shall be the number of whole months during the performance period that the Participant was employed by the Company, and the denominator of which shall be the total number of months in the performance period.

(5)
The Company will pay to the beneficiary of the Executive an amount equal to twelve months' Total Compensation in a lump sum. Option Awards and Restricted Stock Awards will be fully accelerated based on 100% of remaining non-vested shares. Performance Restricted Stock Units will vest at 100% of the Target level performance (included in the value above) or, if greater, based on actual performance through the end of the most recent quarter ended.

(6)
Following termination, the Company (or its successors) shall pay in one lump sum to the Executive, or his beneficiary in the event of his subsequent death, an amount equal to .99 times Executive's Total Compensation (Change in Control Payment) in effect at the date of termination of employment. In addition, the Executive will also be paid under his noncompetition agreement.

Upon a Change in Control, with or without termination, Option Awards and Restricted Stock Awards will be fully accelerated based on 100% of remaining non-vested shares. Performance Restricted Stock Units will vest at 100% of the Target level performance (included in the value above) or, if greater, based on actual performance through the end of the most recent quarter ended. The value of Option Awards is based on the difference between the current market price as of December 31, 2014 and the exercise price for options in-the-money (i.e., options with an exercise price below the current market price). The value of Restricted Stock Awards and Restricted Stock Units is based on the market price of $67.08 as of December 31, 2014.

(7)
Mr. Hill's SERP was replaced in January 2009 with a grant of restricted stock which is intended to provide similar economic benefit to Mr. Hill and more closely align his interests with the long-term profitability of the Company and its shareholders.

(8)
Per Mr. Hill's Employment Agreement dated December 31, 2008, in the event of a Change in Control, Mr. Hill is entitled to receive an additional payment (a "Gross-Up Payment") in an amount equal to the federal, state and local income and excise tax imposed by Section 4999 of the Internal Revenue Code. The Company believes that the structure and timing of Mr. Hill's payments upon a change in control as of December 31, 2014 would have caused the payments or distributions to be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code. The amount included here is the excise tax which he would receive from the Company on an after-tax basis equal to the federal, state and local income and excise tax imposed.

John C. Pollok

        The following table describes the potential payments upon termination for various reasons for John C. Pollok, the Company's Chief Financial Officer and Chief Operating Officer.

Compensation and/or Benefits Payable Upon Termination	Voluntary Termination by Employee Without Good Reason (1)	Involuntary Termination by Company w/out Cause (2)	Involuntary Termination by Company For Cause (1)	Termination in the Event of Disability (3)	Termination in the Event of Death (4)	Qualifying Termination Following a Change in Control (5)
John C. Pollok
Compensation
Cash Severance	$—	$250,000	$—	$—	$—	$2,441,668
Intrinsic Value of Unvested Stock Options	—	—	—	234,560	234,560	234,560
Intrinsic Value of Unvested Restricted Stock/Units	—	—	—	1,352,064	1,713,827	1,713,827
Benefits & Perquisites
Equity Based Retirement Benefit(7)	—	—	—	1,220,252	1,220,252	1,220,252
Medical & Dental Insurance	—	3,548	—	—	—	17,742
Tax Gross Up(6)	—	—	—	—	—	2,100,733

Total Benefit	$—	$253,548	$—	$2,806,877	$3,168,639	$7,728,782

(1)
The Company shall have no further obligation to the Executive. A noncompetition agreement will be in force for a period of 24 months with no payment due to the Executive.

(2)
The Company shall pay to the Executive his Base Salary for six months following his termination through customary payroll practices. The Company shall also contribute to Executive's COBRA premium by paying the same monthly amount for health and dental insurance coverage as it would if he were an active employee for a period of six months.

(3)
Option Awards and Restricted Stock Awards will be fully accelerated based on 100% of remaining non-vested shares. Performance Restricted Stock Units will vest pro-rata, the numerator of which shall be the number of whole months during the performance period that the Participant was employed by the Company, and the denominator of which shall be the total number of months in the performance period.

(4)
Option Awards and Restricted Stock Awards will be fully accelerated based on 100% of remaining non-vested shares. Performance Restricted Stock Units will vest at 100% of the Target level performance (included in the value above) or, if greater, based on actual performance through the end of the most recent quarter ended.

(5)
The Company (or its successors) shall pay the Executive, or his beneficiary in the event of his subsequent death, an amount equal to two and one-half times Executive's Total Compensation (Change in Control Payment) in effect at the date of termination of employment. Two equal payments shall be made, each consisting of one-half the total Change in Control Payment with the first payment to be made immediately upon cessation of employment and the second to be made exactly one year later.

  Upon a Change in Control, with or without termination, Option Awards and Restricted Stock Awards will be fully accelerated based on 100% of remaining non-vested shares. Performance Restricted Stock Units will vest at 100% of the Target level performance (included in the value above) or, if greater, based on actual performance through the end of the most recent quarter ended. The value of Option Awards is based on the difference between the current market price as of December 31, 2014 and the exercise price for options in-the-money (i.e., options with an exercise price below the current market price). The value of Restricted Stock Awards and Restricted Stock Units is based on the market price of $67.08 as of December 31, 2014.

(6)
Per Mr. Pollok's Employment Agreement dated December 31, 2008, in the event of a Change in Control, Mr. Pollok is entitled to receive an additional payment (a "Gross-Up Payment") in an amount equal to the federal, state and local income and excise tax imposed by Section 4999 of the Internal Revenue Code. The Company believes that the structure and timing of Mr. Pollok's payments upon a change in control as of December 31, 2014 would have caused the payments or distributions to be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code. The amount included here is the excise tax which he would receive from the Company on an after-tax basis equal to the federal, state and local income and excise tax imposed.

(7)
Mr. Pollok's SERP was replaced in January 2009 with a grant of restricted stock which is intended to provide similar economic benefit to Mr. Pollok and more closely align his interests with the long-term profitability of the Company and its shareholders.

John F. Windley

        The following table describes the potential payments upon termination for various reasons for John F. Windley, the President and Chief Banking Officer of the Bank.

Compensation and/or Benefits Payable Upon Termination	Voluntary Termination by Employee Without Good Reason (1)	Involuntary Termination by Company w/out Cause (2)	Involuntary Termination by Company For Cause (1)	Termination in the Event of Disability (3)	Termination in the Event of Death (4)	Qualifying Termination Following a Change in Control (5) (6)
John F. Windley
Compensation
Cash Severance	$—	$167,500	$—	$—	$—	$744,339
Intrinsic Value of Unvested Stock Options	—	—	—	164,695	164,695	164,695
Intrinsic Value of Unvested Restricted Stock/Units	—	—	—	897,911	1,075,091	1,075,091
Benefits & Perquisites
Supplemental Non-Qualified Pension(7)	413,322	413,322	—	516,759	739,974	604,413
Medical & Dental Insurance	—	4,050	—	—	—	16,201

Total Benefit	$413,322	$584,872	$—	$1,579,364	$1,979,761	$2,604,739

(1)
The Company shall have no further obligation to the Executive other than the vested portion of the Supplemental Non-Qualified Pension. A noncompetition agreement will be in force for a period of eighteen months with no payment due to the Executive.

(2)
The Company shall pay to the Executive his Base Salary for six months following his termination through customary payroll practices. The Company shall also contribute to Executive's COBRA premium by paying the same monthly amount for health and dental insurance coverage as it would if he were an active employee for a period of 6 months.

(3)
Option Awards and Restricted Stock Awards will be fully accelerated based on 100% of remaining non-vested shares. Performance Restricted Stock Units will vest pro-rata, the numerator of which shall be the number of whole months during the performance period that the Participant was employed by the Company, and the denominator of which shall be the total number of months in the performance period.

(4)
Option Awards and Restricted Stock Awards will be fully accelerated based on 100% of remaining non-vested shares. Performance Restricted Stock Units will vest at 100% of the Target level performance (included in the value above) or, if greater, based on actual performance through the end of the most recent quarter ended.

(5)
The Company (or its successors) shall pay the Executive, or his beneficiary in the event of his subsequent death, an amount equal to two times Executive's Total Compensation (Change in Control Payment) in effect at the date of termination of employment. Two equal payments shall be made, each consisting of one-half the total Change in Control Payment with the first payment to be made immediately upon cessation of employment and the second to be made exactly one year later.

  Upon a Change in Control, with or without termination, Option Awards and Restricted Stock Awards will be fully accelerated based on 100% of remaining non-vested shares. Performance Restricted Stock Units will vest at 100% of the Target level performance (included in the value above) or, if greater, based on actual performance through the end of the most recent quarter ended. The value of Option Awards is based on the difference between the current market price as of December 31, 2014 and the exercise price for options in-the-money (i.e., options with an exercise price below the current market price). The value of Restricted Stock Awards and Restricted Stock Units is based on the market price of $67.08 as of December 31, 2014.

(6)
The benefit shall be reduced to the extent necessary to cause the aggregate present value of all payments in the nature of compensation to the Executive not to exceed 2.99 times the base amount as defined per Code §280G. As a result of this benefit limit, the cash severance level was reduced from $1,161,334 to $774,339.

(7)
The amounts payable under the Supplemental Non-Qualified Pension are in accordance with a SERP that is targeted to pay $50,000 annually for fifteen years to Mr. Windley at his normal retirement date. The following table provides the assumptions used to calculate the total benefit under each termination or retirement scenario. In the table on the prior page, we presented the present values of all benefits using a 2.05% discount rate (120% of mid-term semi-annual AFR as of December 2014):

Scenario	Payment Term	Annual Benefit	Total Benefit	Explanation of Calculation
Voluntary Termination by Employee Without Good Reason	15 years payable at normal retirement age	$34,192	$512,882	80% of $42,740, the present value of $50,000 (annual benefit) discounted using a 4% annual rate from normal retirement age times payment term.
Termination by Company Without Cause	15 years payable at normal retirement age	$34,192	$512,882	80% of $42,740, the present value of $50,000 (annual benefit) discounted using a 4% annual rate from normal retirement age times payment term.
Termination Due to Disability	15 years payable at normal retirement age	$42,740	$641,102	Present value at 12/31/14 of $50,000 annual benefit discounted using a 4% annual rate from normal retirement age.
Termination Due to Death	10 years payable at time of death + lump sum of $250,000	$50,000	$750,000	The annual benefit times payment term plus additional lump sum of $250,000.
Termination Associated with a Change in Control	15 years payable at normal retirement age	$50,000	$750,000	The annual benefit of $50,000 times the payment terms.

Joseph E. Burns

        The following table describes the potential payments upon termination for various reasons for Joseph E. Burns, the Company's Chief Risk Officer and Chief Credit Officer.

Compensation and/or Benefits Payable Upon Termination	Voluntary Termination by Employee Without Good Reason (1)	Involuntary Termination by Company w/out Cause (2)	Involuntary Termination by Company For Cause (1)	Termination in the Event of Disability (3)	Termination in the Event of Death (4)	Qualifying Termination Following a Change in Control (5) (6)
Joseph E. Burns
Compensation
Cash Severance	$—	$155,000	$—	$—	$—	$870,583
Intrinsic Value of Unvested Stock Options	—	—	—	152,288	152,288	152,288
Intrinsic Value of Unvested Restricted Stock/Units	—	—	—	1,037,347	1,202,946	1,202,946
Benefits & Perquisites
Equity Based Retirement Benefit(7)	—	—	—	309,574	309,574	309,574
Medical & Dental Insurance	—	4,050	—	—	—	16,201

Total Benefit	$—	$159,050	$—	$1,499,209	$1,664,807	$2,551,591

(1)
The Company shall have no further obligation to the Executive. A noncompetition agreement will be in force for a period of twelve months with no payment due to the Executive.

(2)
The Company shall pay to the Executive his Base Salary for six months following his termination through customary payroll practices. The Company shall also contribute to Executive's COBRA premium by paying the same monthly amount for health and dental insurance coverage as it would if he were an active employee for a period of six months.

(3)
Option Awards and Restricted Stock Awards will be fully accelerated based on 100% of remaining non-vested shares. Performance Restricted Stock Units will vest pro-rata, the numerator of which shall be the number of whole months during the performance period that the Participant was employed by the Company, and the denominator of which shall be the total number of months in the performance period.

(4)
Option Awards and Restricted Stock Awards will be fully accelerated based on 100% of remaining non-vested shares. Performance Restricted Stock Units will vest at 100% of the Target level performance (included in the value above) or, if greater, based on actual performance through the end of the most recent quarter ended.

(5)
The Company (or its successors) shall pay the Executive, or his beneficiary in the event of his subsequent death, an amount equal to two times Executive's Total Compensation (Change in Control Payment) in effect at the date of termination of employment. Two equal payments shall be made, each consisting of one-half the total Change in Control Payment with the first payment to be made immediately upon cessation of employment and the second to be made exactly one year later.

Upon a Change in Control, with or without termination, Option Awards and Restricted Stock Awards will be fully accelerated based on 100% of remaining non-vested shares. Performance Restricted Stock Units will vest at 100% of the Target level performance (included in the value above) or, if greater, based on actual performance through the end of the most recent quarter ended. The value of Option Awards is based on the difference between the current market price as of December 31, 2014 and the exercise price for options in-the-money (i.e., options with an exercise price below the current market price). The value of Restricted Stock Awards and Restricted Stock Units is based on the current market price of $67.08 as of December 31, 2014.

(6)
The benefit shall be reduced to the extent necessary to cause the aggregate present value of all payments in the nature of compensation to the executive not to exceed 2.99 times the base amount as defined per Code §280G. As a result of this benefit limit, the cash severance level was reduced from $1,074,666 to $870,583.

(7)
Mr. Burn's SERP was replaced in January 2009 with a grant of restricted stock which is intended to provide similar economic benefit to Mr. Burns and more closely align his interests with the long-term profitability of the Company and its shareholders.

R. Wayne Hall

        The following table describes the potential payments upon termination for various reasons for R. Wayne Hall, the Company's President. Note that Change in Control is not addressed as a specific termination provision in Mr. Hall's agreement, with the exception of a provision for any payment subject to the excise tax imposed by Section 4999 of the Code: then Mr. Hall will receive the greatest of: a) the severance benefits or b) one thousand dollars less than the amount of the payments that would subject Mr. Hall to the excise tax.

Compensation and/or Benefits Payable Upon Termination	Voluntary Termination by Employee Without Good Reason (1)	Voluntary Termination by Employee for Good Reason (2)	Involuntary Termination by Company w/out Cause (2)	Involuntary Termination by Company For Cause (3)	Termination in the Event of Disability (3)	Termination in the Event of Death (3)
R. Wayne Hall
Compensation
Cash Severance	$—	$1,696,806	$1,696,806	$—	$—	$—
Intrinsic Value of Unvested Stock Options	—	—	—	—	—	—
Intrinsic Value of Unvested Restricted Stock Units	—	310,513	310,513	—	—	—
Benefits & Perquisites
Medical and Dental Benefits	—	8,100	8,100	—	—	—

Total Benefit	$—	$2,015,419	$2,015,419	$—	$—	$—

(1)
The Company shall have no further obligation to the Executive. A noncompetition agreement will be in force for a period of one year with no payment due to the Executive.

(2)
The Company shall pay to the Executive his Base Salary through the fifth anniversary of the merger closing date, July 26, 2013 ("Effective Date"), plus immediate vesting of all unvested Restricted Stock Units. The value of Restricted Stock Units is based on the current market price of $67.08 as of December 31, 2014. The Company shall also contribute to the Executive's COBRA premium by paying the same monthly amount for health and dental insurance coverage as it would if he were an active employee for a period of the lesser of twelve months and the period between the date of termination of employment and the fifth anniversary of the Effective Date.

(3)
In the event of termination of Mr. Hall's employment for death, disability or cause, Employee shall be entitled only to salary earned through the date of termination.

 DIRECTOR COMPENSATION

        The Company uses a combination of cash and stock-based compensation to attract and retain qualified persons to serve on the Board of Directors. Directors are subject to a minimum share ownership requirement. Each director is required to directly own $125,000 of the Company's stock by the end of the third anniversary of the first election to the board of directors, and $250,000 of the Company's stock by the end of the sixth anniversary of the first election to the Board of Directors. Director compensation is recommended by the Compensation Committee after discussion with the compensation consultant and is approved by the Board of Directors, and is intended to provide an appropriate level of compensation to attract and retain qualified directors and is competitive with that of comparable financial institutions.

        For the fiscal year ended December 31, 2014, non-employee directors of the Company were paid $1,000 per regularly scheduled board meeting attended. The Company pays a quarterly cash retainer fee to each director. Directors who are also officers employed by the Company or the Bank do not receive fees or any other separate cash compensation for serving as a director. Members of the committees are paid additional compensation of $500, for each regularly scheduled meeting attended. The chair of the Audit, Compensation, Governance, Wealth Management and Trust, and Risk Committees received $1,000 per committee meeting attended in lieu of the corresponding amounts above. For special meetings, the director is paid at the same rates above, except for those attended via telephone and those are paid at one-half the regular rate.

        In May 2014, the Company awarded to each non-employee director serving at the time 488 shares of restricted stock except for 570 shares awarded to Jimmy E. Addison, M. Oswald Fogle, Cynthia A. Hartley, Kevin P. Walker, and John W. Williamson, III, who serve as the chair of the Governance, Risk, Compensation, Audit, and Wealth Management and Trust Committees, respectively. These awards were granted following the Company's annual shareholders' meeting and vested 25% per quarter over a period of one year from the date of grant. The Company intends to grant restricted stock awards annually to its non-employee directors in similar amounts and terms following the shareholders' meeting, under the authorization of the 2012 stock incentive plan.

        Robert R. Horger, who serves as chairman of the Board of the Company, currently receives $94,840 annually for serving in that capacity. In addition, in January 2014, the Company granted to Mr. Horger 396 shares of restricted stock valued at $65.21 per share at the date of grant and 2,081 stock options at an exercise price per share of $65.21. The restricted stock cliff vests 100% at the end of four years and the stock options become exercisable in four equal annual installments over the four-year period following the date of grant.

        The following table sets forth the fees and all other forms of compensation paid to Chairman Horger and the Company's directors in 2014. Each component of compensation is discussed in further detail in the footnotes following the table.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards(3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
Robert R. Horger(6)	$94,840	$25,823	$55,904	$—	$—	$9,962	$186,530
Jimmy E. Addison	37,875	32,701	—	—	—	301	70,877
Luther J. Battiste, III	33,125	27,997	—	—	—	258	61,380
Paula Harper Bethea	33,625	27,997	—	—	—	346	61,968
Robert H. Demere Jr.	33,125	27,997	—	—	—	258	61,380
M. Oswald Fogle	41,375	32,701	—	—	—	296	74,372
Herbert G. Gray	33,125	27,997	—	—	—	258	61,380
Cynthia A. Hartley	42,625	32,701	—	—	—	301	75,627
Thomas J. Johnson	29,825	27,997	—	—	—	346	58,168
Ralph W. Norman, Jr.	33,125	27,997	—	—	—	258	61,380
Alton C. Phillips	34,125	27,997	—	—	—	258	62,380
James W. Roquemore	33,625	27,997	—	—	—	258	61,880
Richard W. Salmons, Jr.	33,125	27,997	—	—	—	346	61,468
B. Ed Shelley, Jr.	30,875	27,997	—	—	—	346	59,218
Thomas E. Suggs	32,375	27,997	—	—	—	258	60,630
Kevin P. Walker	47,125	32,701	—	—	—	301	80,127
John W. Williamson, III	37,875	32,701	—	—	—	301	70,877

(1)
Includes total compensation earned through salary (Chairman Horger only), Board fees, retainers and committee fees, whether paid or deferred. Refer to the Board of Directors and Committees section of this proxy statement for more information regarding committee membership and fees.

(2)
From time to time, the Company has awarded shares of restricted stock to its directors. All shares of restricted stock awarded to the non-employee directors during 2014 vest at 25% per calendar quarter over a period of four quarters. Each director generally has the right to vote restricted shares and to receive dividends paid on the shares prior to vesting. The market value of the shares is determined by the closing market price of the Company's common stock on the date of the grant ($65.21 on the date of grant for Chairman Horger, $57.37 on the date of grant for all of the directors). The value of restricted stock grants shown above equals the grant date fair value in accordance with FASB ASC Topic 718.

(3)
These totals reflect the dollar amount of the grant date fair value of the option award, in accordance with FASB ASC Topic 718. The valuation assumptions for the Black-Scholes model used to value these option awards is found on page 39. The Black-Scholes price for the option awards granted to Mr. Horger on January 2, 2014 was $26.86 per option. The Board of Directors' total aggregate amount of stock options outstanding at December 31, 2014 was 42,621.

(4)
During 2014, nonqualified deferred compensation plan balances experienced an unrealized loss; therefore, there was no income exceeding 120% of the applicable long-term federal rate ("AFR").

(5)
Includes a $0.82 dividend ($0.19 for first quarter, $0.20 for second quarter, $0.21 for third quarter, and $0.22 for fourth quarter) on all unvested restricted stock grants outstanding at the time of the dividend. For Chairman Horger the amount includes an employer matching contribution to an employee savings plan and also life insurance premiums.

(6)
See discussion of Chairman Horger's compensation under Director Compensation on page 54 for further information.

 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        The Company's banking subsidiary has loan and deposit relationships with some of the directors of the Company and its subsidiary and loan, deposit, and fee-for-service relationships with some of the companies with which the directors are associated, as well as with some members of the immediate families of the directors. (The term "members of the immediate families" for purposes of this paragraph includes each person's spouse, parents, children, siblings, mother and father-in-law, sons and daughters-in-law, and brothers and sisters-in-law.) Such loan, deposit, or fee relationships were made in the ordinary course of business, were made on substantially the same terms, including interest rates, collateral and fee pricing as those prevailing at the time for comparable transactions with other persons not related to the lender, and did not, at the time they were made, involve more than the normal risk of collectability or present other unfavorable features.

        Robert R. Horger, Chairman of the Board of the Company, is a partner in the law firm of Horger, Barnwell & Reid, L.L.P., which South State Corporation, engaged, among other law firms, as counsel during 2014 and may engage during the current fiscal year. In 2014, the Company and Mr. Horger were involved in non-material related party transactions in that the Company made payments totaling approximately $23,000 to Horger, Barnwell & Reid, L.L.P. This amount did not exceed either $200,000 or 5% of the law firm's gross revenue.

        Thomas E. Suggs, a director, is President and Chief Executive Officer of Keenan & Suggs, Inc., an insurance brokerage and consulting firm that the Company used during 2014 and will use during the current fiscal year as an insurance broker for certain policies. In 2014, the Company made payments directly to either, Keenan & Suggs, Inc., as the Company's insurance placement agent, or directly to insurance carriers. Keenan & Suggs, Inc. recognized $170,058 in revenue (commission) from the Company as its insurance placement agent. The CFO at Keenan & Suggs, Inc. has verified the amount paid to Keenan & Suggs, Inc. was well below 5% of Keenan & Suggs, Inc.'s total gross revenue for 2014, which is a key measure under NASDAQ's independence requirements.

        During 2014, Gray Re Holdings, LLC received $9,000 in rent payments related to thirty-eight parking spaces at one of our branches on the coast of South Carolina. Herbert G. Gray owns 25% of the outstanding membership interests of this limited liability company. Mr. Gray is not the manager of the limited liability company. These payments are not material and do not impair Mr. Gray's independence under NASDAQ's independence requirements.

        The Company has adopted a Conflict of Interest/Code of Ethics Policy that contains written procedures for reviewing transactions between the Company and its directors and executive officers, their immediate family members, and entities with which they have a position or relationship. These procedures are intended to determine whether any such related person transaction impairs the independence of a director or presents a conflict of interest on the part of a director or executive officer. This policy also requires the Company's bank subsidiary to comply with Regulation O, which contains restrictions on extensions of credit to executive officers, directors, certain principal shareholders, and their related interests. Such extensions of credit (i) must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with third parties and (ii) must not involve more than the normal risk of repayment or present other unfavorable features. The Conflict of Interest/Code of Ethics policy is located on the Company's website at www.southstatebank.com under Investor Relations.

        The Company annually requires each of its directors and executive officers to complete a directors' and officers' questionnaire that elicits information about related person transactions. The Company's Governance Committee, which consists entirely of independent directors, annually reviews all relationships and amounts disclosed in the directors' and officers' questionnaires, and the Board of Directors makes a formal determination regarding each director's independence under NASDAQ Stock Market listing standards and applicable SEC rules.

        In addition, the Bank is subject to the provisions of Section 23A of the Federal Reserve Act, which places limits on the amount of loans or extensions of credit to, or investments in, or certain other transactions with, affiliates and on the amount of advances to third parties collateralized by the securities or obligations of affiliates. The Bank is also subject to the provisions of Section 23B of the Federal Reserve Act which, among other things, prohibits an institution from engaging in certain transactions with certain affiliates unless the transactions are on terms substantially the same, or at least as favorable to such institution or its subsidiaries, as those prevailing at the time for comparable transactions with nonaffiliated companies.

        In addition to the annual review, the Company has appointed a corporate ethics officer to implement and monitor compliance with the Conflict of Interest/Code of Ethics Policy. The corporate ethics officer reports to the Company's general auditor who passes this information to the board's Audit Committee and Chief Executive Officer quarterly and also advises the Company's executive committee and management with respect to potential conflicts of interest. The related party transactions described above were approved by the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        As required by Section 16(a) of the Securities Exchange Act of 1934, the Company's directors and executive officers are required to report periodically their ownership of the Company's stock and any changes in ownership to the SEC. Based on written representations made by these affiliates to the Company and a review of Forms 3, 4 and 5, it appears that all such reports for these persons were filed in a timely fashion in 2014.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee has appointed Dixon Hughes Goodman LLP, certified public accountants, as the independent registered public accounting firm for the Company and the Bank for the current fiscal year ending December 31, 2015, subject to ratification by the Company's shareholders. Dixon Hughes Goodman LLP has advised the Company that neither the firm nor any of its partners has any direct or material interest in the Company and its subsidiary except as independent registered auditors and certified public accountants of the Company. Representatives of Dixon Hughes Goodman LLP are expected to be at the Annual Meeting, will have the opportunity to make a statement if they desire, and will be available to respond to appropriate questions.

AUDIT COMMITTEE REPORT

        The Audit Committee oversees the Company's financial reporting process, including internal controls, on behalf of the Board of Directors. The committee is composed of seven directors of the Company, each of whom is independent as defined by the rules of The NASDAQ Stock Market applicable to directors who serve on the Audit Committee. The Audit Committee operates under an Audit Committee charter that complies with the requirements regarding Audit Committees established by the Sarbanes-Oxley Act of 2002 and the rules and regulations of the SEC and The NASDAQ Stock Market.

        Management has the primary responsibility for the Company's financial statements, internal controls, and financial reporting. The Company's independent registered public accounting firm is responsible for expressing an opinion on the conformity of the Company's audited financial statements to generally accepted accounting principles and the conformity of the Company with maintaining internal controls over financial reporting as specified by the Sarbanes-Oxley Act of 2002.

        In the context of its responsibilities, the Audit Committee met with management and the independent registered public accounting firm to review and discuss the December 31, 2014 audited financial statements. The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by the auditors with the Audit Committee under the rules adopted by the Public Company Accounting Oversight Board (the "PCAOB"). In addition, the Audit Committee has received from the independent registered public accounting firm the written disclosures and letter required by applicable requirements of the PCAOB regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence and discussed with them their independence from the Company and its management. The Audit Committee also has considered whether the independent registered public accounting firm's provision of non-audit services, as set forth in the section entitled Audit and Other Fees below, is compatible with the auditor's independence.

        Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on SEC Form 10-K for the year ended December 31, 2014 for filing with the SEC.

        This report is provided by the following independent directors, who comprise the Audit Committee:

Kevin P. Walker, Chairman	Robert H. Demere Jr.	Luther J. Battiste, III
Ralph W. Norman, Jr. Richard W. Salmons, Jr.	Herbert G. Gray	Alton C. Phillips

AUDIT AND OTHER FEES

        The Audit Committee selected Dixon Hughes Goodman LLP as the Company's Independent Registered Public Accounting Firm for the year ended December 31, 2014. Fees for professional services provided for the respective fiscal years ended December 31 are set forth below:

	2014	2013
Audit fees(1)	$757,840	$926,575
Audit related fees(2)	98,308	76,705
Tax fees(3)	19,725	107,138
All other fees(4)	—	—

	$875,873	$1,110,418

(1)
All fees related to the financial statement audit, audit of internal controls over financial reporting, and attesting to internal control over financial reporting in accordance with the Federal Deposit Insurance Corporation Improvement Act of 1991. In 2013, this also included opening balance sheet audit procedures over the assets and liabilities acquired in the acquisition of FFHI.

(2)
Audit-related fees are for services rendered in connection with audits of the Company's employee benefit plans, required reports of compliance related to the Company's participation in certain HUD lending programs. In 2013, this also included consultations concerning acquisition accounting related to the FFHI merger closed in July 2013.

(3)
Tax fees are for services rendered primarily in connection with research associated with various tax-related issues that affect the Company in 2014. Tax fees in 2013 were for services rendered primarily in connection with the preparation of federal and state income and bank tax returns and calculation of quarterly estimated income tax payment amounts.

(4)
There were no other fees billed during 2014 or 2013.

 Pre-Approval Policy

        The Audit Committee's policy is to pre-approve all audit and non-audit services provided by the independent registered public accounting firm. Under the policy, and in accordance with the Sarbanes-Oxley Act of 2002, the Audit Committee may delegate pre-approval authority to one or more of its members. However, any member to whom such authority is delegated is required to report on any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee pre-approved all services provided by Dixon Hughes Goodman LLP during 2014. None of the services were performed by individuals who were not employees of the independent registered public accounting firm.

AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

        The Company will mail to shareholders who request them, these proxy materials and/or a copy of its Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC. Further inquiries regarding the Form 10-K should be directed to: South State Corporation, P.O. Box 1030, Columbia, South Carolina 29202, Attention: John C. Pollok, Chief Financial Officer and Chief Operating Officer.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        No current or former officer, and no other member of the Compensation Committee, has directly or indirectly entered into any transactions with the Company of a nature that would be required to be disclosed in this proxy statement.

OTHER BUSINESS

        The Company does not know of any other business to be presented at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, however, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their best judgment.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 01ZUEB 1 U P X + Annual Meeting Proxy Card . + A Proposals — The Board of Directors recommends a vote FOR all the nominees listed in Proposal 1 and FOR Proposal 2. For Against Abstain 2. Proposal to ratify, as an advisory, non-binding vote, appointment of Dixon Hughes Goodman LLP, Certified Public Accountants, as independent registered public accounting firm for the Company for the fiscal year ending December 31, 2015. 3. And, in the discretion of said agents, upon such other business as may properly come before the meeting, and matters incidental to the conduct of the meeting. 01 - M. Oswald Fogle 04 - John C. Pollok 02 - Herbert G. Gray 05 - Thomas E. Suggs 03 - Cynthia A. Hartley 06 - Kevin P. Walker 1. Election of Directors: For Withhold For Withhold For Withhold IMPORTANT ANNUAL MEETING INFORMATION Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below C Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. B Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below. MMMMMMMMMMMM MMMMMMMMMMMMMMM 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE______________ SACKPACK_____________ 1234 5678 9012 345 MMMMMMM 2 2 4 2 5 9 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMMMMM C 1234567890 J N T C123456789 qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Time, on April 28, 2015. Vote by Internet • Go to www.envisionreports.com/SSB • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

. Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting The proxy statement and 2014 Annual Report to Shareholders (which includes our 2014 Annual Report on Form 10-K) are available at http://www.envisionreports.com/SSB. Proxy — South State Corporation This Proxy is Solicited on Behalf of the Board of Directors for the 2015 Annual Meeting of Shareholders Robert R. Hill, Jr. and William C. Bochette, III, and each of them, with full power of substitution, are hereby appointed as agent(s) of the undersigned to vote as proxies all of the shares of Common Stock of South State Corporation held of record by the undersigned on the record date at the annual meeting of shareholders to be held on April 28, 2015, and at any adjournment thereof. YOUR VOTE IS IMPORTANT Regardless of whether you plan to attend the Annual Meeting of Shareholders, you can be sure your shares are represented at the meeting by promptly returning your proxy in the enclosed envelope. THE PROXIES WILL BE VOTED AS INSTRUCTED. IF NO CHOICE IS INDICATED WITH RESPECT TO A MATTER WHERE A CHOICE IS PROVIDED, THIS PROXY WILL BE VOTED “FOR” SUCH MATTER. (Items to be voted appear on the reverse.) qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q

QuickLinks

SOUTH STATE CORPORATION 520 Gervais Street Columbia, South Carolina 29201
PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS to be Held April 28, 2015
ANNUAL REPORT
REVOCATION OF PROXY
QUORUM AND VOTING
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON APRIL 28, 2015
ACTIONS TO BE TAKEN BY THE PROXIES
SHAREHOLDER PROPOSALS AND COMMUNICATIONS
BENEFICIAL OWNERSHIP OF CERTAIN PARTIES
BENEFICIAL OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS
PROPOSAL NO. 1: ELECTION OF DIRECTORS
FAMILY RELATIONSHIPS
THE BOARD OF DIRECTORS AND COMMITTEES
Board Leadership Structure and Role in Risk Oversight
PROPOSAL NO. 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
EXECUTIVE COMPENSATION
Total Return Performance
Average Pay Mix
COMPENSATION COMMITTEE REPORT
SUMMARY COMPENSATION TABLE
GRANTS OF PLAN BASED AWARDS
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTIONS EXERCISES AND STOCK VESTED
PENSION BENEFITS
Supplemental Executive Retirement Plan
DEFERRED COMPENSATION PLAN
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
DIRECTOR COMPENSATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
AUDIT COMMITTEE REPORT
AUDIT AND OTHER FEES
Pre-Approval Policy
AVAILABILITY OF ANNUAL REPORT ON FORM 10-K
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
OTHER BUSINESS